                                                                    EXHIBIT 2.10


                       --------------------------------

                               MERGER AGREEMENT

                                 BY AND AMONG

                          CENTERPOINT ADVISORS, INC.,

                            REPPOND MERGERSUB INC.,

                               RA MERGERSUB LLC,

                          VERASOURCE MERGERSUB INC.,

                          THE REPPOND COMPANY, INC.,

                      REPPOND ADMINISTRATORS, L.L.C. AND

                          VERASOURCE EXCESS RISK LTD.

                                      AND

                       BEN W. REPPOND, DEBORAH REPPOND,
                     LOUIS R. BARANSKY AND SCOTT D. PERRY



                                MARCH 31, 1999

                       --------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                            Page
                                                                                                            ----
ARTICLE I   PURCHASE AND SALE OF STOCK..................................................................     2
     1.1       Merger...................................................................................     2
               ------
     1.2       Effects of the Merger....................................................................     3
               ---------------------
     1.3       Directors and Officers of the Surviving Corporation......................................     3
               ---------------------------------------------------

ARTICLE II  CONSIDERATION AND MANNER OF PAYMENT.........................................................     3
     2.1       Merger Consideration.....................................................................     3
               --------------------
               2.1.1     Basic Purchase Consideration...................................................     3
                         ----------------------------
               2.1.2     Cancellation of Company Stock..................................................     4
                         -----------------------------
               2.1.3     Dissenting Shares..............................................................     4
                         -----------------
               2.1.4     Conversion of Mergersub Stock..................................................     4
                         -----------------------------
     2.2       Exchange of Certificates for Consideration...............................................     4
               ------------------------------------------
     2.3       Purchase Price Adjustment................................................................     5
               -------------------------
     2.4       Earnout Payments.........................................................................     5
               ----------------
               2.4.1     Net Value Contingent Payment...................................................     5
                         ----------------------------
               2.4.2     Example........................................................................     7
                         -------
               2.4.3     Calculation of Earn-Out Contingent Payments....................................     7
                         -------------------------------------------
               2.4.4     Definitions....................................................................     8
                         -----------
               2.4.5     Example........................................................................    10
                         -------
     2.5       Collection of Accounts Receivable........................................................    11
               ---------------------------------
     2.6       Litigation...............................................................................    11
               ----------

ARTICLE III THE CLOSING AND CONSUMMATION DATE...........................................................    11

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF EACH OF THE COMPANIES.....................................    11
     4.1       Organization and Qualification...........................................................    12
               ------------------------------
     4.2       Company Subsidiaries.....................................................................    12
               --------------------
     4.3       Authority; Non-Contravention; Approvals..................................................    12
               ---------------------------------------
     4.4       Capitalization...........................................................................    14
               --------------
     4.5       Year 2000................................................................................    14
               ---------
     4.6       Financial Statements.....................................................................    14
               --------------------
     4.7       Absence of Undisclosed Liabilities.......................................................    15
               ----------------------------------
     4.8       Accounts Receivable......................................................................    15
               -------------------
     4.9       Absence of Certain Changes or Events.....................................................    15
               ------------------------------------
     4.10      Litigation...............................................................................    18
               ----------
     4.11      Compliance with Applicable Laws..........................................................    18
               -------------------------------
     4.12      Licenses.................................................................................    19
               --------

                                      (i)

     4.13      Material Contracts....................................................................... 19
               ------------------
     4.14      Properties............................................................................... 22
               ----------
     4.15      Intellectual Property.................................................................... 23
               ---------------------
     4.16      Taxes.................................................................................... 24
               -----
     4.17      Employee Benefit Plans; ERISA............................................................ 25
               -----------------------------
     4.18      Labor Matters............................................................................ 27
               -------------
     4.19      Environmental Matters.................................................................... 27
               ---------------------
     4.20      Insurance................................................................................ 28
               ---------
     4.21      Interest in Customers and Suppliers; Affiliate Transactions.............................. 28
               -----------------------------------------------------------
     4.22      Business Relationships................................................................... 29
               ----------------------
     4.23      Compensation............................................................................. 29
               ------------
     4.24      Bank Accounts............................................................................ 29
               -------------
     4.25      Disclosure; No Misrepresentation......................................................... 29
               --------------------------------
     4.26      Title to and Transfer of Insurance Expirations........................................... 30
               ----------------------------------------------

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.......................................... 30
     5.1       Joint and Several Representations and Warranties......................................... 30
               ------------------------------------------------
               5.1.1     Capitalization................................................................. 30
                         --------------
               5.1.2     Authority...................................................................... 30
                         ---------
               5.1.3     Non-Contravention.............................................................. 30
                         -----------------
               5.1.4     Approvals...................................................................... 31
                         ---------
               5.1.5     Litigation..................................................................... 31
                         ----------
               5.1.6     No Transfer.................................................................... 31
                         -----------
               5.1.7     Disclosure..................................................................... 31
                         ----------
               5.1.8     Representations and Warranties of each of the Companies........................ 32
                         -------------------------------------------------------
     5.2       Additional Joint and Several Representations and Warranties.............................. 32
               -----------------------------------------------------------

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF CENTERPOINT............................................... 32
     6.1       Organization And Qualification........................................................... 32
               ------------------------------
     6.2       Capitalization........................................................................... 33
               --------------
     6.3       No Subsidiaries.......................................................................... 33
               ---------------
     6.4       Authority; Non-Contravention; Approvals.................................................. 34
               ---------------------------------------
     6.5       Absence of Undisclosed Liabilities....................................................... 35
               ----------------------------------
     6.6       Litigation............................................................................... 35
               ----------
     6.7       Compliance with Applicable Laws.......................................................... 35
               -------------------------------
     6.8       No Misrepresentation..................................................................... 35
               --------------------

ARTICLE VII CERTAIN COVENANTS AND OTHER TERMS........................................................... 36
     7.1       Conduct of Business by the Companies Prior to the Effective Time......................... 36
               ----------------------------------------------------------------
     7.2       No-Shop.................................................................................. 38
               -------
     7.3       Schedules................................................................................ 38
               ---------
     7.4       Company Stockholder Meeting.............................................................. 39
               ---------------------------

                                     (ii)

ARTICLE VIII ADDITIONAL AGREEMENTS...................................................................... 39
     8.1       Access to Information.................................................................... 39
               ---------------------
     8.2       Registration Statements.................................................................. 40
               -----------------------
     8.3       Expenses and Fees........................................................................ 41
               -----------------
     8.4       Agreement to Cooperate................................................................... 42
               ----------------------
     8.5       Public Statements........................................................................ 42
               -----------------
     8.6       Registration Rights...................................................................... 42
               -------------------
     8.7       CenterPoint Covenants.................................................................... 44
               ---------------------
     8.8       Release of Guarantees.................................................................... 44
               ---------------------
     8.9       Lock-Up Agreement........................................................................ 44
               -----------------
     8.10      Preparation and Filing of Tax Returns.................................................... 45
               -------------------------------------
     8.11      Insurance................................................................................ 45
               ---------
     8.12      Management by Robert F. Driver Co., Inc.................................................. 45
               ---------------------------------------
     8.13      Name of Companies........................................................................ 45
               -----------------

ARTICLE IX   INDEMNIFICATION............................................................................ 45
     9.1       Indemnification by the Stockholders...................................................... 46
               -----------------------------------
     9.2       Indemnification by CenterPoint........................................................... 47
               ------------------------------
     9.3       Indemnification Procedure for Third Party Claims......................................... 48
               ------------------------------------------------
     9.4       Direct Claims............................................................................ 50
               -------------
     9.5       Failure to Give Timely Notice............................................................ 50
               -----------------------------
     9.6       Reduction of Loss........................................................................ 50
               -----------------
     9.7       Limitation on Indemnities................................................................ 51
               -------------------------
               9.7.1     Threshold for the Stockholders................................................. 51
                         ------------------------------
               9.7.2     Threshold for CenterPoint...................................................... 51
                         -------------------------
               9.7.3     Limitations on Claims Against the Stockholders................................. 51
                         ----------------------------------------------
               9.7.4     Limitation on Claims Against CenterPoint....................................... 52
                         ----------------------------------------
     9.8       Survival of Representations, Warranties and Covenants of the Stockholders and the
               ----------------------------------------------------------------------------------
               Companies; Time Limits on Indemnification Obligations.................................... 52
               -----------------------------------------------------
     9.9       Survival of Representations, Warranties and Covenants of CenterPoint; Time Limits on
               -------------------------------------------------------------------------------------
               Indemnification Obligations.............................................................. 52
               ---------------------------
     9.10      Defense of Claims; Control of Proceedings................................................ 53
               -----------------------------------------
     9.11      Fraud; Exclusive Remedy.................................................................. 53
               -----------------------
     9.12      Manner of Satisfying Indemnification Obligations......................................... 53
               ------------------------------------------------
     9.13      Stockholders' Representative............................................................. 53
               ----------------------------

ARTICLE X    CLOSING CONDITIONS......................................................................... 54
     10.1      Conditions to Each Party's Obligation to Effect the Merger............................... 54
               ----------------------------------------------------------
     10.2      Conditions to Obligation of the Stockholders and the Companies to Effect the Merger...... 55
               -----------------------------------------------------------------------------------
     10.3      Conditions to Obligation of CenterPoint to Effect the Merger............................. 56
               ------------------------------------------------------------

                                     (iii)

ARTICLE XI   TERMINATION, AMENDMENT AND WAIVER......................................................... 58
     11.1      Termination............................................................................. 58
               -----------
     11.2      Effect of Termination................................................................... 59
               ---------------------
     11.3      Amendment............................................................................... 60
               ---------
     11.4      Waiver.................................................................................. 60
               ------

ARTICLE XII  TRANSFER RESTRICTIONS..................................................................... 60
     12.1      Transfer Restrictions, Generally........................................................ 60
               --------------------------------
     12.2      Released Restrictions................................................................... 60
               ---------------------
     12.3      Legend.................................................................................. 61
               ------

ARTICLE XIII NONCOMPETITION............................................................................ 61
     13.1      Stockholder Prohibited Activities....................................................... 61
               ---------------------------------
     13.2      CenterPoint Non-Solicitation............................................................ 63
               ----------------------------
     13.3      Damages................................................................................. 63
               -------
     13.4      Reasonable Restraint.................................................................... 63
               --------------------
     13.5      Severability; Reformation............................................................... 64
               -------------------------
     13.6      Independent Covenant.................................................................... 64
               --------------------
     13.7      Materiality............................................................................. 64
               -----------

ARTICLE XIV  NONDISCLOSURE OF CONFIDENTIAL INFORMATION................................................. 64
     14.1      Stockholders' Covenant.................................................................. 64
               ----------------------
     14.2      Damages................................................................................. 65
               -------
     14.3      Survival................................................................................ 65
               --------

ARTICLE XV   GENERAL PROVISIONS........................................................................ 65
     15.1      Brokers................................................................................. 65
               -------
     15.2      Notices................................................................................. 66
               -------
     15.3      Interpretation.......................................................................... 67
               --------------
     15.4      Certain Definitions..................................................................... 67
               -------------------
     15.5      Entire Agreement; Assignment............................................................ 67
               ----------------------------
     15.6      Applicable Law.......................................................................... 68
               --------------
     15.7      Counterparts............................................................................ 68
               ------------
     15.8      Parties in Interest..................................................................... 68
               -------------------

                                     (iv)

                                                                         Page
                                                                         ----

                                      (v)

                                                                         Page
                                                                         ----

                                     (vi)

                                                                         Page
                                                                         ----

                                     (vii)

                                                                         Page
                                                                         ----

                                    (viii)

                               LIST OF SCHEDULES
                               -----------------

Schedule 2.1             Consideration

Schedule 2.3             Purchase Price Adjustment

Schedule 2.4             Earnout Payments

Schedule 4.2             Investments

Schedule 4.3.2           Required Consents

Schedule 4.4             Capitalization

Schedule 4.5             Year 2000

Schedule 4.6             Financial Statements

Schedule 4.7             Liabilities

Schedule 4.8             Accounts Receivable

Schedule 4.9             Certain Changes and Events

Schedule 4.10            Litigation

Schedule 4.11            Noncompliance with Applicable Laws

Schedule 4.12            Licenses and Permits

Schedule 4.13            Material Contracts

Schedule 4.14.1-1        Real Property

Schedule 4.14.1-2(a)     Exceptions Regarding Owned Property

Schedule 4.14.1-2(b)     Exceptions Regarding Leased Property

Schedule 4.14.2          Tangible Personal Property; Liens

Schedule 4.15            Intellectual Property

                                     (ix)

Schedule 4.16.1-1        Taxes

Schedule 4.16.1-2        Tax Audits

Schedule 4.17.1          Employee Plans

Schedule 4.17.2          Unwritten Employee Plans

Schedule 4.18            Labor Matters

Schedule 4.19            Environmental Matters

Schedule 4.20            Insurance

Schedule 4.21            Affiliate Transactions

Schedule 4.22            Business Relationships

Schedule 4.23            Compensation

Schedule 4.24            Bank Accounts

Schedule 4.26            Title to and Transfer of Insurance Expirations

Schedule 6.2             CenterPoint's Capitalization

Schedule 6.5             Liabilities

Schedule 7.1             Conduct of Business

Schedule 7.1.3           Terminated Agreements

Schedule 8.8             Stockholders' Guarantees

Schedule 15.1            Brokers

Schedule 15.2.3          Stockholders and Their Counsel

                                      (x)

                               LIST OF EXHIBITS
                               ----------------


Exhibit A           List of Stockholders of The Reppond Company, Inc.

Exhibit B           List of Stockholders of VeraSource Excess Risk Ltd.

Exhibit C           List of Members of Reppond Administrators, L.L.C.

Exhibit 2.1(i)(a)   Form of Reppond Note

Exhibit 2.1(i)(b)   Form of Verasource Note

Exhibit 2.1(i)(c)   Form of RA Note

Exhibit 10.2(c)     Form of Opinion of CenterPoint's Counsel

Exhibit 10.2(d)     Form of Employment Agreement

Exhibit 10.2(f)     Form of Stockholders' Agreement

Exhibit 10.2(i)     Form of Letter Agreement

Exhibit 10.3(c)     Form of Opinion of Counsel to Companies and Stockholders

Exhibit 10.3(i)     Form of Stockholders' Release

Exhibit 10.3(n)     Form of Voting Agreement

CenterPoint agrees to furnish supplementally to the Securities Exchange Commission, upon request, a copy of any omitted exhibit or schedule to this Agreement.

                                     (xi)

                                 DEFINED TERMS
                                 -------------


Actions........................................................   Section 4.10.1

Acquisition Transaction........................................   Section 13.1

Affiliate......................................................   Section 15.4

Affiliate Transactions.........................................   Section 4.2

Agreement......................................................   Introduction

Business.......................................................   Introduction

CenterPoint....................................................   Introduction

CenterPoint Common Stock.......................................   Section 2.1

CenterPoint Indemnified Party(ies).............................   Section 9.1

CenterPoint Material Adverse Effect............................   Section 6.4.3

CenterPoint Representatives....................................   Section 8.1.1

CenterPoint Required Statutory Approvals.......................   Section 6.4.3

Closing........................................................   Article III

Closing Date...................................................   Article III

Code...........................................................   Introduction

Companies......................................................   Introduction

Company........................................................   Introduction

Company Equity.................................................   Section 2.1

Company Material Adverse Effect................................   Section 4.3.3

Company Representatives........................................   Section 8.1.1

                                     (xii)

Contracts.....................................................         Section 4.13

Copyrights....................................................         Section 4.15

Defense Notice................................................         Section 9.31

DGCL..........................................................         Section 1.1

Direct Claim..................................................         Section 9.4

Dissenting Shares.............................................         Section 2.1.3

Driver........................................................         Introduction

Earn-Out Contingent Payment...................................         Section 2.4.3

Effective Time................................................         Section 1.1

Employee Plan.................................................         Section 4.17.5(a)

Environmental and Safety Requirements.........................         Section 4.19

ERISA.........................................................         Section 4.17.5(b)

Excluded Receivables..........................................         Section 2.5

Financial Statements..........................................         Section 4.6

First Person..................................................         Section 4.17.5(c)

Form S-1......................................................         Section 4.3.3

Form S-4......................................................         Section 4.3.3

Founding Companies............................................         Introduction

GAAP..........................................................         Section 4.6.1

general increase..............................................         Section 4.23

Governmental Authority........................................         Section 4.3.2

                                    (xiii)

Hazardous Materials............................................   Section 4.19

HSR Act........................................................   Section 4.3.3

Indemnified Party..............................................   Section 9.3.1

Indemnifying Party.............................................   Section 9.3.1

Intellectual Property..........................................   Section 4.15

Intellectual Property Licenses.................................   Section 4.15

IPO............................................................   Introduction

Knowledge......................................................   Section 15.4

Latest Balance Sheet...........................................   Section 4.6

Laws...........................................................   Section 4.11

Leased Property................................................   Section 4.14.1

Licenses.......................................................   Section 4.12

Liens..........................................................   Section 4.3.2

Liquidated Damages Amount......................................   Section 7.3

Losses.........................................................   Section 9.1

Market Price...................................................   Section 9.12

Marks..........................................................   Section 4.15

Material Contracts.............................................   Section 4.13

Merger.........................................................   Introduction

Mergersub......................................................   Introduction

Mergersub Stock................................................   Section 6.2.1

                                     (xiv)

Merger Documents..............................................   Section 1.1

Net Amounts...................................................   Section 2.5

Net Value Contingent Payment..................................   Section 2.4.1

1933 Act......................................................   Section 4.3.3

1934 Act......................................................   Section 8.7(b)

Notes.........................................................   Section 2.1.1

Organizational Documents......................................   Section 4.1

Other Agreements..............................................   Introduction

Other Mergers.................................................   Introduction

Owned Property................................................   Section 4.14.1

Patents.......................................................   Section 4.15

Person........................................................   Section 15.4

Plan Affiliate................................................   Section 4.17.5(c)

Policyholder..................................................   Section 13.1

Prospective Policyholder......................................   Section 13.1

RA............................................................   Introduction

RA Mergersub..................................................   Introduction

RA Note.......................................................   Section 2.1

Real Property.................................................   Section 4.14.1

Registration Statements.......................................   Section 4.3.3

Reppond.......................................................   Introduction

                                     (xv)

Reppond Mergersub...............................................   Introduction

Reppond Note....................................................   Section 2.1

Restricted Shares...............................................   Section 12.2

Returns.........................................................   Section 4.16

Schedules.......................................................   Section 7.3

SEC.............................................................   Section 4.3.3

Securities Act..................................................   Section 4.3.3

Stockholder Indemnified Party...................................   Section 9.2

Stockholders....................................................   Introduction

Stockholders Agreement..........................................   Section 10.2(f)

Stockholders Earn-out...........................................   Section 2.1.1

Stockholder's Note and Stock Purchase Consideration.............   Section 2.1

Stockholder Representative......................................   Section 9.13

Surviving Corporation...........................................   Section 1.2

Taxes...........................................................   Section 4.16.2

Third Party Claim...............................................   Section 9.3.1

Trade Secrets...................................................   Section 4.15

Underwriters....................................................   Section 8.1.1

Verasource......................................................   Introduction

VeraSource Mergersub............................................   Introduction

VeraSource Note.................................................   Section 2.1

Voting Agreement................................................   Introduction

                                     (xvi)

                               MERGER AGREEMENT
                               ----------------


     THIS MERGER AGREEMENT (this "AGREEMENT") is made as of March 31, 1999, by and among CenterPoint Advisors, Inc., a Delaware corporation ("CENTERPOINT"), Reppond Mergersub Inc., a Delaware corporation and wholly-owned subsidiary of CenterPoint ("REPPOND MERGERSUB"), RA Mergersub LLC, a Delaware limited liability company and wholly-owned subsidiary of CenterPoint ("RA MERGERSUB"), Verasource Mergersub Inc., a Delaware corporation and wholly-owned subsidiary of CenterPoint ("VERASOURCE MERGERSUB") (Reppond Mergersub, RA Mergersub and Verasource Mergersub, each, as the context requires, "MERGERSUB" and collectively, the "MERGERSUBS"), The Reppond Company, Inc., a Washington corporation ("REPPOND"), Reppond Administrators, L.L.C., a Washington limited liability company ("RA"), VeraSource Excess Risk Ltd., a Washington corporation ("VERASOURCE"), (Reppond, RA and Verasource, each individually, a "COMPANY," and collectively, the "COMPANIES"), and the stockholders and members of the Companies identified on Exhibit A, Exhibit B and Exhibit C to
                                       ---------  ---------     ---------
this Agreement (each referred to herein as a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS").


                                  WITNESSETH:

     WHEREAS, (i) Reppond is engaged in the marketing of employee benefits insurance, primarily group medical and dental insurance; (ii) RA provides COBRA, IRC Section 125, single billing and direct dental reimbursement administration services; and (iii) Verasource primarily markets stop loss insurance to brokers and third party administration (the business provided, as it pertains to each Company, the "BUSINESS" and collectively the "BUSINESSES");

     WHEREAS, the Boards of Directors of the Companies, CenterPoint and Mergersubs deem it advisable and in the best interests of their respective shareholders to approve and consummate the business combination transaction provided for herein in which RA Mergersub would merge with RA, Reppond Mergersub would merge with Reppond and Verasource Mergersub would merge with Verasource, with RA, Reppond and Verasource being the surviving corporations or limited liability company, as the case may be, in the mergers (each, a "MERGER," collectively, the "MERGERS");

     WHEREAS, certain Stockholders have entered into a Voting Agreement dated the date hereof (the "VOTING AGREEMENT") pursuant to which among other things such Stockholders have agreed to vote the shares of capital stock of the Company that such Stockholders own or control, directly or indirectly, to approve the Merger and the transactions contemplated by this Agreement;

     WHEREAS, CenterPoint is entering into other agreements (the "OTHER AGREEMENTS") similar to this Agreement with each of Reznick Fedder & Silverman, P.C., Robert F. Driver Co., Inc. ("DRIVER"), Mann Frankfort Stein & Lipp, P.C., Berry, Dunn, McNeil & Parker, Chartered,

Urbach Kahn & Werlin PC, Self Funded Benefits, Inc. d/b/a Insurance Design Administrators, Grace & Company, P.C., Simione, Scillia, Larrow & Dowling LLC, Follmer Rudzewicz & Co., P.C., and Holthouse, Carlin & Van Trigt (which companies together with the Companies are collectively referred to herein as the "FOUNDING COMPANIES"), which agreements provide for the merger of a wholly-owned subsidiary of CenterPoint with each such Founding Company (the "OTHER MERGER") simultaneously with the Merger.

     WHEREAS, simultaneously with the consummation of the Merger, CenterPoint will close an initial public offering (the "IPO") of CenterPoint Common Stock (as defined in Section 2.1); and
               -----------

     WHEREAS, the parties intend the acquisition of CenterPoint Common Stock pursuant to the terms hereof to be tax-free to the Stockholders under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF STOCK

      I.1 Merger. Upon the terms and subject to the conditions set forth in this
          ------
Agreement and in reliance upon the representations and warranties set forth herein, (i) RA Mergersub shall be merged with and into RA, the result of which will cause the separate corporate existence of RA Mergersub to cease and RA to continue under the laws of the State of Washington, (ii) Reppond Mergersub shall be merged with and into Reppond, the result of which will cause the separate corporate existence of Reppond Mergersub to cease and Reppond to continue under the laws of the State of Washington, (iii) Verasource Mergersub shall be merged with and into Verasource, the result of which will cause the separate corporate existence of Verasource Mergersub to cease and Verasource to continue under the laws of the State of Washington. As promptly as possible on the Closing Date, the parties shall cause the Mergers to be completed by filing articles of merger and certificates of merger, as applicable (the "MERGER DOCUMENTS"), with the Secretary of State of the State of Washington, as provided in the Washington Business Corporation Act, as amended and the Washington Limited Liability Company Act, as amended and with the Secretary of State of the State of Delaware, as provided in the General Corporation Law of the State of Delaware, as amended (the "DGCL"). The Mergers shall become effective (the "EFFECTIVE TIME") upon the filing of the Merger Documents with the Secretary of State of the State of Washington and the Secretary of State of the State of Delaware or at such later time, contemporaneously with the closing sale of the IPO, as agreed by CenterPoint and the Companies and specified in the Merger Documents.

      I.2 Effects of the Merger. At the Effective Time (a) the separate
          ---------------------
existence of Mergersubs shall cease and (i) RA Mergersub shall be merged with and into RA, with RA being the surviving entity, (ii) Reppond Mergersub shall be merged with and into Reppond, with Reppond being the surviving corporation,
(iii) Verasource Mergersub shall be merged with and into Verasource, with Verasource being the surviving corporation, (the surviving Company is sometimes referred to herein as the "SURVIVING CORPORATION"), (b) the Certificates of Incorporation and By-laws of the Surviving Corporation shall be amended in form and substance acceptable to CenterPoint and as specified in the Merger Documents, (c) the Mergers shall have all the effects provided by applicable law, and (d) the Company shall be a wholly-owned subsidiary of CenterPoint.

      I.3 Directors and Officers of the Surviving Corporation. From and after
          ---------------------------------------------------
the Effective Time, the directors and officers of each Mergersub shall be the directors and officers of the Surviving Corporation until their successors are duly elected and qualified.

                                  ARTICLE II

                      CONSIDERATION AND MANNER OF PAYMENT

      II.1 Merger Consideration.
           --------------------

           II.1.1  Basic Purchase Consideration. At the Closing, by virtue of
                   ----------------------------
the Mergers and without any action on the part of the holders thereof:

           (a) the outstanding shares of capital stock of Reppond, consisting of 500 shares of common stock, par value $1.00 per share, shall be converted into the right to receive (i) that number of shares of common stock, par value $.01 per share, of CenterPoint ("CENTERPOINT COMMON STOCK") determined in accordance with the formula set forth in Schedule 2.1(a); (ii) a promissory
                                            ---------------
note (the "REPPOND NOTE") in the form of Exhibit 2.1(i)(a) and (iii) the right
                                         -----------------
to the contingent payment described in Section 2.4 (the "NET VALUE CONTINGENT
                                       -----------
PAYMENT") for Reppond;

           (b) the outstanding shares of capital stock of Verasource, consisting of 250 shares of common stock, par value $1.00 per share, shall be converted into the right to receive (i) that number of shares of CenterPoint Common Stock determined in accordance with the formula set forth in Schedule
                                                                    --------
2.1(b); (ii) a promissory note (the "VERASOURCE NOTE") in the form of Exhibit
------                                                                -------
2.1(i)(b) and (iii) the right to the Net Value Contingent Payment for
---------
Verasource;

           (c) the outstanding equity of RA, consisting of 500 units of ownership interest in RA (the outstanding shares of capital stock of Reppond and Verasource and the outstanding equity of RA, collectively, the "COMPANY EQUITY"), shall be converted into the right to receive (i) that number of shares of CenterPoint Common Stock determined in accordance with the formula set forth in Schedule 2.1(c); (ii) a promissory note (the "RA NOTE", along with the
   ---------------
Verasource Note and the Reppond Note, the "NOTES") in the form of Exhibit
                                                                  -------
2.1(i)(c) and (iii) the right to the Net Value Contingent Payment for RA;
---------

           (d) in addition to the Stockholder's Note and Stock Purchase Consideration (as hereinafter defined) and in consideration of the Merger, Ben Reppond will receive the right to the Earn-out Contingent Payments set forth in
Section 2.4.3.
-------------

      The sum of (i) the value of the shares of CenterPoint Common Stock and
(ii) the value of the Notes (determined as set forth on Schedule 2.1(d)) to be
                                                        ---------------
issued to each Stockholder in respect of each Company is herein referred to as "STOCKHOLDER'S NOTE AND STOCK PURCHASE CONSIDERATION." Schedule 2.1(d) sets
                                                       ---------------
forth the value of the Stockholder's Note and Stock Purchase Consideration for each Stockholder in respect of each Company.

          II.1.2   Cancellation of Company Stock. Each share of capital stock of
                   -----------------------------
Reppond and Verasource held in treasury shall be canceled and retired and no payment shall be made in respect thereof.

          II.1.3   Dissenting Shares. Each outstanding share of capital stock of
                   -----------------
Reppond and Verasource, the holder of which has perfected his right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the "DISSENTING SHARES") shall not be converted into the right to receive the consideration set forth in Section 2.1.1, and the holder
                                                -------------
thereof shall be entitled only to such rights as are granted by applicable law. Reppond and Verasource shall give CenterPoint prompt notice upon receipt by Reppond and Verasource of any such written demands for payment of fair value of shares of capital stock of Reppond and Verasource and any other instruments provided pursuant to applicable law. Any payments made in respect of Dissenting Shares shall be made by the applicable Surviving Corporation.

          II.1.4   Conversion of Mergersub Stock. At the Effective Time, each
                   -----------------------------
share of Mergersub Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of the applicable Surviving Corporation. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the applicable Surviving Corporation.

     II.2 Exchange of Certificates for Consideration.  At the Closing, the
          ------------------------------------------
Stockholders shall deliver to CenterPoint the original certificates representing the Company Equity or other evidence of ownership in a form and substance acceptable to CenterPoint, duly endorsed in blank by the Stockholders or accompanied by blank stock powers, in exchange for (i) issuance and delivery by CenterPoint to the Stockholders of certificates representing the number of shares of CenterPoint Common Stock determined in accordance with Section 2.1,
                                                                 -----------
and (ii) delivery by CenterPoint of the Notes. The Stockholders agree promptly to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such Company Equity. The certificates representing CenterPoint Common Stock to be delivered pursuant to this Article II shall bear legends as provided in Section 12.3 below. At the
     ----------                                   ------------
Closing, all shares or membership interests of Company Equity shall be transferred and delivered to CenterPoint, and each of the Stockholders holding a certificate or other evidence of ownership representing any such shares or membership interests of Company Equity shall cease to have any rights with respect thereto, except the right to receive the Stockholder's Note and Stock Purchase Consideration, the Net Value Contingent Payment and the Earn-out Contingent Payments.

     II.3 Purchase Price Adjustment.  At Closing, the amount of capital
          -------------------------
expenditures, not to exceed $600,000, made by the Companies for computer hardware and software database and programming upgrades as well as tenant improvement costs, new furniture and equipment costs, and relocation costs associated with the expansion into the office space currently held by ProBusiness Services, Inc. will be treated as working capital of the Companies and to the extent that the working capital of the Companies at Closing is in excess of $400,000, a cash payment equal to such excess amount shall be paid to the Stockholders at Closing. The principal amount of the Notes may be adjusted at the Closing in accordance with Schedule 7.1.3(a) and after the Closing in accordance with the
                -----------------
formula set forth in Schedule 2.3.
                     ------------

     II.4 Earnout Payments.
          ----------------

          II.4.I   Net Value Contingent Payment. In addition to the CenterPoint
                   ----------------------------
Common Stock and the Notes, the Stockholders shall be entitled to receive from CenterPoint the Net Value Contingent Payment, if any, for the Calculation Period (as defined below) based on the formula set forth below which payment shall be allocated among the Stockholders in accordance with their ownership interest in each Company.

          (a)      Calculation of Net Value Contingent Payment. The Net Value
                   -------------------------------------------
Contingent Payment, if any, shall be equal to the sum of (i) 25% x Target I Net Value, (ii) 15% x Target II Net Value, and (iii) 10% x Target III Net Value.

          (b)      Definitions. For purpose of Section 2.4.1, the following
                   -----------
terms shall have the following meanings:

                   (i)   "Baseline EBITDA" shall be equal to $4,705,000.

                   (ii) "Calculation Period" means the twelve month period ending on the fourth anniversary of the last day of the month in which the Closing falls.

                   (iii) "Driver" means The Robert F. Driver Co., Inc.

                   (iv) Driver EBITDA Percentage" means the ratio of the Driver EBITDA compared to the Driver revenue for the Calculation Period (which amounts shall include any portion of the Companies' EBITDA or Companies' revenue to the extent any of the Companies are not part of Driver's operations in the Calculation Period).

                   (v) "EBITDA" means earnings before interest, taxes, depreciation and amortization, calculated in accordance with GAAP on a consistent basis.

                   (vi) "EB Acquisition" means each entity or portion of such entity acquired as part of CenterPoint's employee benefits business after December 9, 1998 (other than Driver, the Companies or Self-Funded Benefits, Inc., d/b/a Insurance Design Administrators); provided that no such acquired entity will be deemed to be an "EB Acquisition" if Ben Reppond shall have objected in writing to its inclusion in such calculation on or prior to the acquisition closing for such EB Acquisition.

                   (vii) "EB Operations" means CenterPoint's employee benefits business, which shall consist of the current operations of the Companies and of Driver (excluding Self-Funded Benefits, Inc., dba Insurance Design Administrators) plus any EB Acquisition.

                   (viii) "EB Operations Revenue" means the revenue of the EB Operations during the Calculation Period.

                   (ix) "EB Operations EBITDA" means EB Operations Revenue multiplied by the Driver EBITDA Percentage.

                   (x) "EB Acquisitions Pro Forma EBITDA" means (a) the pro forma annual EBITDA upon which the valuation was made for each EB Acquisition (inclusive of a 7% compounded annual growth rate from the date of each EB Acquisition closing through the end of the Calculation Period; provided that if there is a Termination, only EB Acquisition closings occurring prior to the Termination shall be included) less (b) the pro forma annual EBITDA upon which the valuation was made for any portion of the EB Operations that was sold by CenterPoint or its affiliates prior to the end of the Calculation Period; provided that if there is a Termination, only sales prior to the Termination shall be included. In the case of any EB Acquisition occurring during the Calculation Period, the pro forma annual EBITDA of that EB Acquisition for purposes of clause (a) above shall be multiplied by a fraction, the numerator of which is the number of days from the EB Acquisition closing through the end of the Calculation Period and the denominator of which is 365.

                   (xi) "Net EBITDA" means the result obtained by the following formula:

                   EB Operations EBITDA - Baseline EBITDA - EB Acquisitions Pro Forma EBITDA

                   (xii)   "Net Value" means the result obtained by multiplying
7.0 times Net EBITDA. In the event of a sale of the entire EB Operations, the Net Value Contingent Payment shall be payable as of the last day of the third month following such sale.

                   (xiii) "Target I Net Value" shall mean all Net Value, if any, between $2,400,000 and including $5,000,000.

                   (xiv) "Target II Net Value" shall mean all Net Value, if any, between $5,001,000 and including $10,000,000.

                   (xv) "Target III Net Value" shall mean all Net Value, if any, greater than $10,000,000.

                   (xvi) "Termination" shall mean the termination of Ben Reppond without Cause or upon Constructive Termination pursuant to the Employment Agreement between Ben Reppond and Reppond dated as of the Closing Date.

          II.4.2    Example
                    -------

Net Value Contingent Payment

EB Operations EBITDA                                              $  6,105,000
Less: Baseline EBITDA                                            ($  4,705,000)
Less: EB Acquisitions Pro Forma EBITDA:
EB Acquisitions Pro Forma EBITDA                 $  250,000
Compounded Growth Rate @ 7% for 3 years               1.225
                                                 ----------
Compounded EB Acquisition Pro Forma EBITDA       $  306,250
Pro Forma EBITDA of EB Acquisition sold         ($   41,429)
                                                 ----------
                                                 $  264,821      ($    264,821)
                                                 ==========       ------------
Net EBITDA                                                        $  1,135,179
Fixed EBITDA Multiple                                                      7.0
                                                                  ------------
Net Value                                                         $  7,946,253
                                                                  ============


Amount between $2,400,000 and $5,000,000 (25% x $2,600,000)       $    650,000
Amount between $5,000,001 and $10,000,000 (15% x $2,946,253)      $    441,938
Amount in excess of $10,000,000                                   $          0
                                                                  ------------
Amount of Net Value Contingent Payment                            $  1,091,938



          II.4.3   Calculation of Earn-Out Contingent Payments. Ben Reppond
                   -------------------------------------------
shall be entitled to receive from CenterPoint, contingent payments, if any, for each of the twelve month periods ending on the first anniversary of the Closing through the fifth anniversary of the Closing (each, an "Earn-Out Contingent Payment").

          (a) The Earn-Out Contingent Payment for the twelve months ending on the first anniversary of the Closing shall be equal to the result obtained by the following formula:

     50% X (COMPANIES' EBITDA 2000 - $1,894,000 - REQUIRED RETURN) - SCOTT PERRY'S 2000 BONUS

          (b) The Earn-Out Contingent Payment for the twelve months ending on the second anniversary of the Closing shall be equal to the result obtained by the following formula:

     50% X (COMPANIES' EBITDA 2001 - $2,026,000 - REQUIRED RETURN) - SCOTT PERRY'S 2001 BONUS

          (c) The Earn-Out Contingent Payment for the twelve months ending on the third anniversary of the Closing shall be equal to the result obtained by the following formula:

     50% X (COMPANIES' EBITDA 2002 - $2,168,000 - REQUIRED RETURN) - SCOTT PERRY'S 2002 BONUS

          (d) The Earn-Out Contingent Payment for the twelve months ending on the fourth anniversary of the Closing shall be equal to the result obtained by the following formula:

     50% X (COMPANIES' EBITDA 2003 - $2,320,000 - REQUIRED RETURN) - SCOTT PERRY'S 2003 BONUS

          (e) The Earn-Out Contingent Payment for the twelve months ending on the fifth anniversary of the Closing shall be equal to the result obtained by the following formula:

     50% X (COMPANIES' EBITDA 2004 - $2,483,000 - REQUIRED RETURN) - SCOTT PERRY'S 2004 BONUS

          (f) If there is a Termination at any time prior to the end of the fifth anniversary of the Closing, Reppond shall continue to receive on each date when any unpaid future Earn-Out Contingent Payment is due the amount of the Earn-Out Contingent Payment then due in the manner calculated herein, except that Reppond may elect, by written notice delivered to CenterPoint within 30 days of such Termination, to instead receive on each date when any unpaid future Earn-Out Contingent Payment is due, an amount equal to the most recent Earn-Out Contingent Payment received by Reppond.

           II.4.4  Definitions. For purpose of Section 2.4.3, the following
                   -----------                 -------------
terms shall have the following meanings:

          (a) "Acquisition Overhead XXXX" means the expense allocated to Overhead by each PNW Acquisition for the twelve months ending on the anniversary date of the Closing in the applicable period, where "XXXX" is the applicable year.

          (b) "Companies' EBITDA XXXX" means the Companies' EBITDA, including any PNW Acquisition EBITDA, for the twelve months ending on the anniversary date of the Closing, in the applicable period, where "XXXX" is the applicable year, as calculated in accordance with GAAP and consistent with past practices. For purposes of calculating the Companies' EBITDA, the maximum corporate overhead to be charged will be the lesser of (x) the Maximum Overhead or (y) the Overhead for the Companies and the PNW Acquisitions for the relevant period.

          (c) "Companies' Overhead XXXX" means the expenses of the Companies allocated to overhead for the twelve months ending on the anniversary date of the Closing in the applicable year, where "XXXX" is the applicable year.

          (d) "Companies' Pro Forma EBITDA XXXX" means the Companies' EBITDA for the twelve months ending on the date of the Closing, as calculated in accordance with GAAP and consistent with past practices, inclusive of a 7% compounded annual growth rate from the date of the Closing through the anniversary date of the Closing in the applicable year, where "XXXX" is the applicable year.

          (e) "Companies' Revenue XXXX" means the revenue of the Companies for the twelve months ending on the anniversary date of the Closing in the applicable year, where "XXXX" is the applicable year.

          (f) "Driver EBITDA XXXX" means the Driver EBITDA for the twelve months ending on the anniversary date of the Closing in the applicable year, where "XXXX" is the applicable year.

          (g) "Driver Revenue XXXX" means the Driver revenue for the year ending on the anniversary date of the Closing in the applicable year, where "XXXX" is the applicable year.

          (h) "Earn-Out Base" shall mean the difference between "Companies' EBITDA XXXX" and "Companies' Pro Forma EBITDA XXXX." Such amount shall be reduced by the "Required Return", if any.

          (i) "EBITDA" means earnings before interest, taxes, depreciation and amortization, calculated in accordance with GAAP on a consistent basis.

          (j) "Maximum Overhead" shall be calculated based upon the following formula: (Companies' Revenue XXXX + PNW Acquisition Revenue XXXX) x (Companies' Overhead XXXX + Acquisition Overhead XXXX) / (Companies' Revenue 1999 + PNW Acquisition Pro Forma Revenue XXXX).

          (k) "Overhead" means the dollar amount of overhead mutually agreed to by CenterPoint and the Stockholders' Representative which shall consist of information technology, human resources, accounting and finance, corporate management, facilities, risk management and marketing. "Overhead" shall include expenses incurred directly by the relevant companies and indirect expenses reasonably allocated to the relevant companies.

          (l) "PNW Acquisition" means each entity in the business of insurance brokerage and related services within Driver's business, including property and casualty, worker's compensation, employee benefits, surety, personal lines and financial services (including 401(k) plans, life insurance and annuity production) located in Washington, Montana, Idaho, Alaska and northern Oregon that was acquired as part of CenterPoint's business during the applicable period.

          (m) "PNW Acquisition EBITDA XXXX" means the EBITDA earned by each PNW Acquisition for the twelve months ending on the anniversary date of the Closing in the applicable year, where "XXXX" is the applicable year.

          (n) "PNW Acquisition Pro Forma Revenue XXXX" means the pro forma revenue for valuation purposes allocable to each PNW Acquisition for the twelve months ending on the anniversary date of the Closing in the applicable year, where "XXXX" is the applicable year.

          (o) "PNW Acquisition Revenue XXXX" means the revenue earned by each PNW Acquisition for the twelve months ending on the anniversary date of the Closing in the applicable year, where "XXXX" is the applicable year.

          (p) "Purchase Price" means the sum of the purchase prices, including contingent consideration, for each PNW Acquisition, if any, acquired by CenterPoint in or prior to the relevant twelve month period and not sold prior to the end of such period.

          (q) "Required Rate of Return" means 15% per annum. Pro rata reductions in the percentage will be made for acquisitions made in the relevant period.

          (r) "Required Return" means the product of the "Required Rate of Return" times the "Purchase Price". In no case shall the "Required Return" exceed "PNW Acquisition Revenue".

          (s) "Scott Perry's XXXX Bonus" means any "Bonus" payable to Scott Perry by Verasource pursuant to Section 2.2 of his employment agreement with
                                -----------
Verasource dated the Closing Date with respect to the twelve month period ending in the applicable year, where "XXXX" is the applicable year.

                   In the event of a sale of entire Companies' operations prior to the fifth anniversary of the Closing, the required payment, if any, shall be due in sixty days from the date of such sale. Such payment shall represent the final payment due pursuant to Section 2.4.4.
                              -------------

          II.4.5   Example. Earn Out Contingent Payment 2000 (assuming a PNW
                   -------
Acquisition of $1,000,000 in the eighth month of the twelve month period ending in 2000):

Companies' EBITDA 2000                            $  2,100,000
Less: Companies' Pro Forma EBITDA 2000           ($  1,894,000)
Required Return (.15 x $1,000,000 x 4/12)        ($     50,000)
                                                  ------------
Earn-Out Base                                     $    156,000
Fixed Earn-Out Percentage                                   50%
                                                  ------------
Amount of Earn-Out Contingent Payment 2000        $     78,000
     Before Scott Perry's 2000 Bonus
Scott Perry's 2000 Bonus                          $     18,000
Amount of Earn-Out Contingent Payment 2000        $     60,000

          II.4.6   Procedure. The procedure for determining each Contingent
                   ---------
Payment is set forth in Schedule 2.4.
                        ------------

     II.5 Collection of Accounts Receivable. The Stockholders shall be entitled
          ---------------------------------
to receive any amounts collected by the Companies with respect to any accounts receivable due to the Companies from any insurance companies, which amounts are more than 45 days past due as of December 9, 1998 (the "EXCLUDED RECEIVABLES"), net of any commissions or taxes owed on the Excluded Receivables or money spent on the collection of the Excluded Receivables (the "NET AMOUNTS"). To the extent such Excluded Receivables are collected on or prior to the Closing, the Net Amounts shall be first used as a setoff against any reduction that would otherwise be made in the principal amount of the Notes pursuant to Section 2.3,
                                                                   -----------
and any remaining amount shall be used to increase the principal amount of the Notes. If any Excluded Receivables are collected after the Closing, the Net Amounts shall be paid by CenterPoint to the Stockholders on a quarterly basis. CenterPoint covenants that after the Closing it will use reasonable commercial efforts to collect any Excluded Receivables.

     II.6 Litigation. The Stockholders of Reppond shall be entitled to the
          ----------
proceeds, if any, received as a result of the resolution of the matter entitled The Reppond Company, Inc. v. Mary K. Knehr, et al. (reflected on Schedule 4.10
--------------------------------------------------               -------------
attached hereto), net of all attorneys' fees and other costs incurred after the Closing. Nothing in this Section 2.6 shall require Reppond to prosecute this
                         -----------
matter; any and all decisions regarding the matter and the resolution thereof shall be in the discretion of Driver in consultation with management of Reppond.

                                  ARTICLE III

                       THE CLOSING AND CONSUMMATION DATE

     The consummation of the Merger and the other transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Katten Muchin & Zavis, Chicago, Illinois, contemporaneously with the closing of the IPO, or at such other time and date as the parties hereto may mutually agree (the "CLOSING DATE").

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF EACH OF THE COMPANIES

     Each Company hereby represents and warrants to CenterPoint, severally but not jointly, as to itself, as of the date hereof and, subject to Section 7.3, as
                                                                 -----------
of the date on which CenterPoint and the lead Underwriter (as defined in Section
                                                                         -------
8.1.1) execute and deliver the Underwriting Agreement related to the IPO and as
-----
of the Closing Date, as follows:

     IV.1 Organization and Qualification. Each of Reppond and Verasource is a
          ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Washington. RA is a limited liability company organized under the laws of the State of Washington. The Company has the requisite power and authority under state and federal law to own, lease and operate its assets and properties and to carry on its business (or Business) as it is now being conducted and is licensed or otherwise authorized to transact or engage in the Business and is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification, license or authorization necessary. True, accurate and complete copies of the Company's Organizational Documents, in each case as in effect on the date hereof, have heretofore been delivered to CenterPoint or its representatives. "ORGANIZATIONAL DOCUMENTS" means (a) the articles or certificate of incorporation and the bylaws of a corporation (professional or otherwise), (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of any limited partnership, (d) the operating or limited liability company agreement and certificate of formation of any limited liability company, (e) any charter or similar document adopted and filed in connection with the creation, formation, organization or governance (as applicable) of any Person and (f) any amendment to any of the foregoing.

     IV.2 Company Subsidiaries. The Company does not own, directly or
          --------------------
indirectly, securities or other interests having the power to elect a majority of any such Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of such Person. Except as set forth in Schedule 4.2, the Company does not, directly or indirectly, own, of
             ------------
record or beneficially, or control any capital stock, securities convertible into capital stock or any other equity interest in any Person.

     IV.3 Authority; Non-Contravention; Approvals.
          ---------------------------------------

          IV.3.1 The Company has full right, power and authority to enter into this Agreement and, subject to the approval of the Merger and the transactions contemplated hereby by the Company's stockholders, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Merger and the transactions contemplated hereby by the Company's stockholders. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by CenterPoint, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          IV.3.2 The execution and delivery of this Agreement by the Company does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any claim, lien, privilege, mortgage, charge, hypothecation, assessment, security interest, pledge or other encumbrance, conditional sales contract, equity charge, restriction, or adverse claim of interest of any kind or nature whatsoever (each a "LIEN" and collectively, the "LIENS") upon the Business or any of the properties or assets of the Company under, any of the terms, conditions or provisions of (i) the Organizational Documents of the Company , (ii) any statute, law, ordinance, rule, regulation, state or federal regulatory agency bulletin, state attorney general opinion, judgment, decree, order, injunction, writ, permit or license of any court or federal, state, provincial, local or foreign government, or any subdivision, agency or authority of any thereof, including any state's department of insurance ("GOVERNMENTAL AUTHORITY") applicable to the Company, the Business, or properties or assets of each of the Companies, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company is a party or by which the Company or any of the properties or assets of the Company may be bound or affected. The consummation by the Company of the transactions contemplated hereby will not result in a violation, conflict, breach, right of termination, or creation or acceleration of Liens under the terms, conditions or provisions of the items described in clauses (i) through (iii) of the immediately preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clauses
(ii) or (iii) above, to obtaining (prior to the Closing Date) such consents required from third parties set forth on Schedule 4.3.2.
                                         --------------

          IV.3.3 Except for (i) the filing in connection with the IPO of a registration statement on Form S-1 (the "FORM S-1") and the filing of a registration statement on Form S-4 (the "FORM S-4") (Form S-1 and Form S-4 are collectively the "REGISTRATION STATEMENTS") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"or the "1933 ACT"), the declaration of the effectiveness thereof by the SEC and filings, if required, with various state securities or "blue sky" authorities, (ii) any filing which may be required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), and (iii) the Washington Office of the Insurance Commissioner, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, individually or in the aggregate, have a "COMPANY MATERIAL ADVERSE EFFECT," which, for purposes of this Agreement means a material adverse effect on the operations, assets, condition (financial or other), operating results, employee or client relations, or prospects of the Company.

     IV.4  Capitalization.
           --------------

           IV.4.1 The authorized capital stock of Reppond consists of 50,000 shares of common stock, of which 500 shares are issued and outstanding. The authorized ownership interest of RA consists of 500 units of ownership interest, of which 500 units are issued and outstanding. The authorized capital stock of Verasource consists of 50,000 shares of common stock of which 250 shares are issued and outstanding. All of the issued and outstanding shares of the Company are validly issued and are fully paid, nonassessable and free of preemptive rights. The Stockholders are all of the holders of equity of their respective Company and own beneficially and of record all of the issued and outstanding shares or membership interests, as the case may be, of the Company Equity as set forth in Schedule 4.4, which shares constitute all of the outstanding shares or
         ------------
membership interests, as the case may be, of capital stock or equity of the Company.

          IV.4.2  Except as set forth on Schedule 4.4, there are no outstanding
                                         ------------
subscriptions, options, calls, contracts, commitments, undertakings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or membership interests of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment or obligating the Company to convey or transfer any Company Equity. As of the Closing Date, there will be no voting trusts, proxies or other agreements or understandings to which the Company is a party or is bound with respect to the voting of any shares of capital stock or other equity interests of the Company.

     IV.5 Year 2000. Except as set forth on Schedule 4.5, to the Knowledge of
          ---------                         ------------
the Company, all of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company in the conduct of the Business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth (20/th/) and twenty-first (21/st/) centuries and (ii) date-related data in connection with any valid date in the twentieth (20/th/) and twenty-first (21/st/) centuries, except for any malfunctions or generations of incorrect data or results that would not individually or in the aggregate have a Company Material Adverse Effect. Nothing in this Section 4.5 is intended
                                                        -----------
or shall be construed as a representation or warranty with respect to embedded systems.

     IV.6 Financial Statements. The Company has previously furnished to
          --------------------
CenterPoint copies of the unaudited balance sheet of the Company as of December 31, 1997 and the audited combined balance sheet of the Companies as of December 31, 1998 (the "LATEST BALANCE SHEET"), and the related unaudited statements of income, shareholders' equity and cash flow of the Company for each of the years in the three (3) year period ended December 31, 1997 and the related audited combined statements of income, shareholders' equity and cash flow of the Companies for the one year period ended December 31, 1998, including all notes thereto (collectively, the "FINANCIAL STATEMENTS"). Except as set forth in Schedule 4.6, the
                                                    ------------
Financial Statements relating to the Company are accurate and complete in all material respects, consistent with the books and records of the Company, and fairly presents in all material respects the financial condition, assets and liabilities of the Company as of its date and the results of operations and cash flows for the periods related thereto, in each case in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP").

     IV.7 Absence of Undisclosed Liabilities.  Except as disclosed on Schedule
          ----------------------------------                          --------
4.7, the Company has not, as of the date of the Latest Balance Sheet, nor has it
---
incurred since that date, any liabilities or obligations of any nature (whether known or unknown, absolute, contingent, accrued, direct, indirect, perfected, inchoate, unliquidated or otherwise), except (i) to the extent clearly and accurately reflected or accrued or fully reserved against in the Financial Statements or (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business and consistent with past custom and practices (none of which is a liability resulting from a breach of contract, breach of warranty, tort, infringement claim, legal violation or lawsuit). Such liabilities include, but are not limited to, any claim or potential claim against the Company by any employee benefit plan, client or government agency (including, but not limited to, the IRS or Department of Labor) related to the Company's alleged failure to properly administer or advise any employee benefit plan or related to the sale or brokerage of any products or services relating to any employee benefit plans of current or former clients of the Company.

     IV.8 Accounts Receivable.  Except as set forth on Schedule 4.8, all of the
          -------------------                          ------------
accounts receivable reflected in the Latest Balance Sheet or arising from the date thereof until the Closing Date have arisen or will arise in the ordinary course of the Company's Business, are not and will not be subject to any defense, counterclaim or setoff, subject to insureds' rights to cancel insurance coverage and have been collected or are and will be collectible in the ordinary course of business using normal collection practices and policies employed by the Company as of the date of this Agreement, in each case subject to any allowance for doubtful accounts determined in accordance with the Company's past custom and practices.

     IV.9 Absence of Certain Changes or Events.  Except as set forth on Schedule
          ------------------------------------                          --------
4.9, since the date of the Latest Balance Sheet, the Company has conducted its
---
business only in the ordinary course consistent with past custom and practices. Except as set forth on Schedule 4.9, since the date of the Latest Balance Sheet,
                       ------------
there has not been any:

          (a) material adverse change in the operations, condition (financial or otherwise), operating results, assets, liabilities, employee, client or policyholder relations or prospects of the Company;

          (b) damage, destruction or loss of any property owned by the Company , or used in the operation of the Business, whether or not covered by insurance, having a replacement cost or fair market value in excess of five percent (5%) of the amount of net property, plant and equipment shown on the Latest Balance Sheet, in the aggregate;

          (c) voluntary or involuntary sale, transfer, surrender, cancellation, abandonment, waiver, release or other disposition of any kind by the Company of any right, power, claim or debt, except the collection of accounts in the ordinary course of business consistent with past custom and practices;

          (d) strike, picketing, boycott, work stoppage, union organizational activity, allegation, charge or complaint of employment discrimination or other labor dispute or similar occurrence that is reasonably expected to adversely affect the Company or the Business;

          (e) loan or advance by the Company to any Person, other than as a result of services performed for, or expenses properly and reasonably advanced for the benefit of, customers in the ordinary course of business consistent with past custom and practices;

          (f) notice (formal or otherwise) of any liability, potential liability or claimed liability relating to environmental matters;

          (g) declaration, setting aside, or payment of any dividend or other distribution in respect of the Company's capital stock or other equity interests or any direct or indirect redemption, purchase, or other acquisition of the Company's capital stock or other equity interests, or the payment of principal or interest on any note, bond, debt instrument or debt to any Affiliate (as defined in Section 15.4) of the Company, except
                                          ------------
     bonuses and distributions to employees and Stockholders disclosed to CenterPoint in writing that are consistent with the Company's past custom and practices or as otherwise contemplated by this Agreement;

          (h) incurrence by the Company of debts, liabilities or obligations except (i) current liabilities incurred in connection with or for services rendered or goods supplied in the ordinary course of business consistent with past custom and practices, (ii) liabilities on account of taxes and governmental charges (but not penalties, interest or fines in respect thereof), and (iii) obligations or liabilities incurred by virtue of the execution of this Agreement;

          (i) issuance by the Company of any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities;

          (j) entry by the Company into, or amendment or termination of, any material commitment, contract, agreement, or transaction, other than in the ordinary course of business and other than expiration of contracts in accordance with their terms, except the Company may amend any such material commitment, contract, agreement or transaction necessary to prevent the relevant commitment, contract, agreement or transaction from terminating due to the transactions contemplated herein, provided that all material terms of such commitment, contract, agreement or transaction shall remain the same;

          (k) loss or threatened loss of, or any material reduction or threatened material reduction in revenues from, any client of the Company that accounted for revenues during the last twelve months in excess of five percent (5%) of the consolidated net revenues of the Company, or change in the relationship of the Company with any client or Governmental Authority that is reasonably expected to adversely affect the Company or the Business;

          (l) change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by the Company;

          (m) discharge or satisfaction by the Company of any material liability or encumbrance or payment by the Company of any material obligation or liability, other than current liabilities paid in the ordinary course of its business consistent with past custom and practices;

          (n) sale, lease or other disposition by the Company of any tangible assets having an aggregate replacement cost or fair market value in excess of five percent (5%) of the amount of net property, plant and equipment shown on the Latest Balance Sheet other than in the ordinary course of business, or the sale, assignment or transfer by the Company of any trademarks, service marks, trade names, corporate names, copyright registrations, trade secrets, lists of past and present customers, lists of potential customers, insurance policy expiration data or rights, research sales data, analyses, sales and marketing materials, scheduling and service methods, sales and service manuals, or other intangible assets or disclosure of any proprietary or confidential information of the Company relating to or used in connection with the Business to any Person other than an employee, agent, attorney, accountant or other representative of the Company that has agreed in writing to maintain the confidentiality of any such proprietary confidential information;

          (o) capital expenditures or commitments therefor by the Company in excess of $50,000 individually or $100,000 in the aggregate;

            (p) mortgage, pledge or other encumbrance of any asset of the Company or creation of any easements, Liens or other interests against or on any of the Real Property (as defined in Section 4.14.1);
                                                --------------

            (q) adoption, amendment or termination of any Employee Plan (as defined in Section 4.17.5(a)) or increase in the benefits provided under
                -----------------
     any Employee Plan, or promise or commitment to undertake any of the foregoing in the future; or

            (r) an occurrence or event not included in clauses (a) through (q) that has resulted or, based on information of which the Company has Knowledge, is reasonably expected to result in a Company Material Adverse Effect.

     IV.10  Litigation.  Except as set forth on Schedule 4.10 (which shall
            ----------                          -------------
disclose the parties to, nature of and relief sought for each matter to be disclosed on Schedule 4.10):
             --------------

           IV.10.1 There is no suit, action, proceeding, investigation, claim or order pending or, to the Knowledge of the Company, threatened against the Company, or with respect to the Merger, or with respect to any Employee Plan, any fiduciary of any such plan (or pending or, to the Knowledge of the Company, threatened against any of the officers, directors, members, partners or employees of the Company with respect to its business or proposed business activities), or to which the Company is otherwise a party, or that is reasonably expected to have a Company Material Adverse Effect, before any court, or before any Governmental Authority (each an "ACTION" and collectively, the "ACTIONS"); nor, to the Knowledge of the Company, is there any basis for any such Action.

           IV.10.2 The Company is not subject to any unsatisfied or continuing judgment, order or decree of any court or Governmental Authority. The Company is not, to its knowledge, exposed, from a legal standpoint, to any liability or disadvantage that is reasonably expected to result in a Company Material Adverse Effect, and the Company is not a party to any legal action to recover monies due it or for damages sustained by it, other than collection of past due charges for services rendered or expenses incurred by the Company.

           IV.10.3 Schedule 4.10 lists the insurer for each Action covered by
                   -------------
insurance or designates such Action, or a portion of such Action, as uninsured and lists the individual and aggregate policy limits for the insurance covering each insured Action and the applicable policy deductibles for each insured Action.

           IV.10.4 Schedule 4.10 sets forth all material closed litigation
                   -------------
matters to which the Company was a party during the five (5) year period preceding the Closing Date, the date such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

     IV.11 Compliance with Applicable Laws.  Except as set forth on Schedules
           -------------------------------                          ---------
4.11 and 4.19, the Company and every person acting on behalf of the Company has
----     ----
complied in all material respects with all laws, rules, regulations, regulatory agency bulletins, attorney general opinions, writs, injunctions, decrees, and orders (collectively, "LAWS") applicable to the Company, and every person acting on behalf of the Company in relation to the operation of the Business, and has not received any notice of any alleged claim or threatened claim, violation of, citation for non-compliance with, or liability or potential responsibility under, any such Law which has not heretofore been cured and for which there is no remaining liability and, to the Knowledge of the Company, no event has occurred or circumstances exist that (with or without notice or lapse of time) is reasonably expected to constitute or result in a violation by the Company or any Person acting on behalf of the Company of any Law or that gives rise to any liability on the part of the Company under any Law. The Company has not received notice of potential claims, allegations, grievances or complaints against or pertaining to the Business, including any consumer complaints from any state departments of insurance.


     IV.12 Licenses.  Schedule 4.12 lists all Licenses maintained by the Company
           --------   -------------
and each Licensed Person that are material to the conduct of the Business. "LICENSES" means all notifications, licenses, permits, franchises, certificates, approvals, exemptions, classifications, qualifications, registrations and other similar documents and authorizations, and applications therefor held by the Company and each Person acting on behalf of the Company whose activities require Licenses ("LICENSED PERSON") and issued or submitted to the Company or any Licensed Persons by any Governmental Authority or other Person. All such Licenses are valid, binding and in full force and effect. Except as described on
Schedule 4.12, the execution, delivery and performance of this Agreement and the
-------------
consummation of the transactions contemplated hereby will not adversely affect any such Licenses. To the Knowledge of the Company, the Company has taken all necessary action to maintain such Licenses. Except as set forth in Schedule
                                                                   --------
4.12, no loss or expiration of any such License is pending or, to the Company's
----
Knowledge, threatened or reasonably foreseeable. Except as set forth in Schedule
                                                                        --------
4.12, no Person engages in or transacts the Business on behalf of the Company or
----
Licensed Person in any State without a License, nor does the Company engage in or transact the Business in any State without a License.

     IV.13 Material Contracts.  Except as listed or described on Schedule 4.13
           ------------------                                    -------------
(such contracts, or those which should have been listed on Schedule 4.13, are
                                                           -------------
herein referred to as the "MATERIAL CONTRACTS"), as of or on the date hereof, the Company is not a party to or bound by, any written or oral leases, agreements or other contracts or legally binding contractual rights or contractual obligations or contractual commitments (each a "CONTRACT" and collectively, the "CONTRACTS") relating to or in any way affecting the operation or ownership of the Business that are of a type described below and no such agreements are currently in negotiation or proposed:

           (a) any consulting agreement pursuant to which the Company is to receive consulting services (other than consulting agreements that may be terminated by the

     Company on not more than 30 days notice without penalty), employment agreement, change-in-control agreement, or collective bargaining arrangement with any labor union;

          (b) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $50,000;

          (c) any Contract for the purchase, maintenance or acquisition, or the sale or furnishing, of materials, supplies, merchandise, machinery, equipment, parts or other property or services (except if such Contract is made in the ordinary course of business and requires aggregate future payments of less than $25,000);

          (d) any Contract, other than trade payables in the ordinary course of business, relating to the borrowing of money, or the guaranty of another Person's borrowing of money, including, without limitation, any notes, mortgages, indentures and other obligations, guarantees of performance, agreements and instruments for or relating to any lending or borrowing, including assumed indebtedness, other than any contract with an insurance carrier under which the Company is responsible for the payment of insurance premiums whether or not such premiums are first collected by the Company;

          (e) any Contract granting any Person a Lien on all or any part of the assets of the Company;

          (f) any Contract for the cleanup, abatement or other actions in connection with Hazardous Materials (as defined in Section 4.19), the
                                                        ------------
     remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study;

          (g) any Contract granting to any Person an option or a first refusal, first-offer or similar preferential right to purchase or acquire any material assets of the Company;

          (h) any Contract with any agent, distributor or representative which is not terminable by the Company upon ninety (90) calendar days or less notice without penalty;

          (i) any Contract under which such Company is (A) a lessee or sublessee of any machinery, equipment, vehicle or other tangible personal property, or (B) a lessor of any tangible personal property owned by such Company, in either case having an original purchase price or requiring aggregate lease payments in excess of $50,000;

          (j) any Contract under which the Company has granted or received a license or sublicense or under which it is obligated to pay or has the right to receive a royalty, license fee or similar payment, in either case which provides for payments over the life of such Contract in excess of $25,000, except such Contracts with insurance companies whereby the Company is acting as an insurance producer and has the right to receive any commission payments;

          (k) any Contract concerning an Affiliate Transaction (as defined in
     Section 4.21);
     ------------

          (l) any Contract providing for the indemnification or holding harmless of any officer, director, employee or other Person;

          (m) any Contract (A) for purchase or sale by the Company of any real property on which the Company conducts any aspect of the Business, (B) granting any options to lease or purchase all or any portion of the Real Property, or (C) providing for labor, services or materials to the Real Property (including, without limitation, brokerage or management services) involving aggregate future payments of more than $25,000;

          (n) any Contract limiting, restricting or prohibiting the Company from conducting business anywhere in the United States or elsewhere in the world;

          (o) any joint venture or partnership Contract;

          (p) any lease, sublease or associated agreements relating to the Leased Property (as defined in Section 4.14.1);
                                     --------------

          (q) any Contract requiring prior notice, consent or other approval upon a change of control in the equity ownership of the Company, which, if amended, modified or terminated as a result of, relating to or in connection with a failure to provide prior notice, or gain such consent or approval, would result in a Company Material Adverse Effect;

          (r) any Contract under which the Company would be considered an employee benefit plan "administrator" as such term is defined in Section 3(16) of ERISA or a "fiduciary" as such term is defined in Section 3(21) of ERISA; or

          (s) any other Contract, whether or not made in the ordinary course of business, which involves future payments by the Company in excess of $25,000.

     The Company has provided CenterPoint or its counsel with a true and complete copy of each written Material Contract and a true and complete summary of each oral Material Contract, in each case including all amendments or other modifications thereto. Except as set forth on Schedule 4.13, each Material
                                               -------------
Contract is a valid and binding obligation of, and enforceable in accordance with its terms against the Company and, to the Knowledge of the Company, the other parties thereto, and is in full force and effect, subject only to bankruptcy, reorganization, receivership and other laws affecting creditors' rights generally and equitable principles. Except as set forth on Schedule 4.13, the Company has performed in
                                   -------------
all material respects all obligations required to be performed by it as of the date hereof and will have performed in all material respects all obligations required to be performed by it as of the Closing Date under each Material Contract and the Company has not, nor, to the Knowledge of the Company, no other party to any Material Contract is in breach or default thereunder, and, to the Knowledge of the Company, there exists no condition which would, with or without the lapse of time or the giving of notice, or both, constitute a breach or default thereunder. The Company has not been notified that any party to any Material Contract intends to cancel, terminate, not renew, or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

     IV.14 Properties.
           ----------

           IV.14.1  Schedule 4.14.1-1 is a correct and complete list, and a
                    -----------------
brief description of, all real estate in which the Company has an ownership interest (the "OWNED PROPERTY") and all real property leased by the Company (the "LEASED PROPERTY"). Except as lessee of Leased Property, the Company is not a lessee under or otherwise a party to any lease, sublease, license, concession or other agreement, whether written or oral, pursuant to which another Person has granted to the Company the right to use or occupy all or any portion of any real property.

     The Company has good and marketable fee simple title to the Owned Property and, assuming good title in the Landlord, a valid leasehold interest in the Leased Property (the Owned Property and the Leased Property being sometimes referred to herein as "REAL PROPERTY"), in each case free and clear of all Liens, assessments or restrictions (including, without limitation, inchoate liens arising out of the provision of labor, services or materials to any such real estate) other than (a) mortgages shown on the Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) Liens for current taxes not yet due, (c) (i) minor imperfections of title, including utility and access easements depicted on subdivision plats for platted lots that do not impair the intended use of the property, if any, none of which materially impairs the current operations of the Company or the Business, and (ii) zoning laws and other land use restrictions or restrictive covenants that do not materially impair the present use of the property subject thereto, and (d) Liens, assessments, and restrictions pursuant to and by virtue of the terms of the lease of the Leased Property. The Real Property constitutes all real properties reflected on the Financial Statements or used or occupied by the Company in connection with the Business or otherwise.

     With respect to the Owned Property, except as reflected on Schedule 4.14.1-
                                                                ---------------
2(a):
----

          (a) the Company is in exclusive possession thereof and no easements, licenses or rights are necessary to conduct the Business thereon in addition to those which exist as of the date hereof;

          (b) no portion thereof is subject to any pending condemnation proceeding or proceeding by any public or quasi-public authority materially adverse to the Owned Property and, to the Knowledge of the Company, there is no threatened condemnation or proceeding with respect thereto;

          (c) there is no violation of any covenant, condition, restriction, easement or agreement of any Governmental Authority that affects the Owned Property or the ownership, operation, use or occupancy thereof;

          (d) no portion of any parcel of the Owned Property is subject to any roll-back tax, dual or exempt valuation tax and no portion of any Owned Property is omitted from the appropriate tax rolls; and

          (e) all assessments and taxes currently due and payable on such Owned Property have been paid.

     With respect to the Leased Property, except as reflected on Schedule
                                                                 --------
4.14.1-2(b):
-----------

              (i) the Company is in exclusive, peaceful and undisturbed possession thereof and, to the Knowledge of each of the Companies, no easements, licenses or rights are necessary to conduct the Business thereon in addition to those which exist as of the date hereof; and

              (ii) to the Knowledge of the Company, no portion thereof is subject to any pending condemnation proceeding or proceeding by any public or quasi-public authority materially adverse to the Leased Property and there is no threatened condemnation or proceeding with respect thereto.

          IV.14.2 The Latest Balance Sheet and/or Schedule 4.14.2 reflect all
                                                  ---------------
material tangible personal property owned by each of the Companies, except as sold or otherwise disposed of or acquired in the ordinary course of business. Except as set forth on Schedule 4.14.2, the Company has good and marketable
                       ---------------
title to, or a valid leasehold interest in, or valid license of, such personal property (including, without limitation, machinery, equipment and computers), in each case free and clear of any Liens (other than Liens that are part of such leasehold or license), and each such asset is in working order and has been maintained in a commercially reasonable manner and does not contain, to the Knowledge of the Company, any material defect. Except as set forth on Schedule
                                                                       --------
4.14.2, no personal property (including, without limitation, software and
------
databases maintained on off-premises computers) used by the Company in connection with the Business is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement or is located other than on the Real Property.

      IV.15 Intellectual Property.  The (i) patents, patent applications,
            ---------------------
inventions and discoveries that may be patentable (collectively, the "PATENTS"),
(ii) registered and unregistered trademarks, trade names, company names, assumed business names and service marks (collectively, the "MARKS"), (iii) copyrights (the "COPYRIGHTS"), and (iv) know how, trade secrets, confidential information, software, technical information, data, process technology, plans and drawings, lists of past and present customers, lists of potential customers, insurance expiration data and rights, business plans, performance standards, catalogues, research sales data, analyses, and programs, sales and marketing materials, scheduling and service methods, sales and service manuals and all other proprietary, confidential and other similar information (in whatever form or medium) relating to or used in connection with the Business (collectively, the "TRADE SECRETS"), and the business and goodwill of the Company as a going concern owned, used or licensed by the Company (collectively, the "INTELLECTUAL PROPERTY") are all those necessary to enable the Company to conduct and to continue to conduct the Business substantially as it is currently conducted.
Schedule 4.15 contains a complete and accurate list of all material Patents,
-------------
Marks and Copyrights and a brief description of all material Trade Secrets owned, used by or directly licensed to the Company, and a list of all material license agreements and arrangements with respect to any of the Intellectual Property to which the Company is a party, whether as licensee, licensor or otherwise (collectively, the "INTELLECTUAL PROPERTY LICENSES"). Except as set forth on Schedule 4.15, (i) all of the Intellectual Property is owned, or
         -------------
to the Knowledge of the Company used under a valid Intellectual Property License, by the Company and is free and clear of all Liens and other adverse claims; (ii) the Company has not received any written notice that it is or has infringed on, misappropriated or otherwise conflicted with, and otherwise has no Knowledge that it is infringing on, misappropriating, or otherwise conflicting with the intellectual property rights of any third parties; (iii) there is no claim pending or, to the Knowledge of the Company, threatened against the Company with respect to the alleged infringement or misappropriation by the Company of, or a conflict with, any intellectual property rights of others; (iv) the operation of any aspect of the Business in the manner in which it has heretofore been operated or is presently operated does not give rise to any such infringement or misappropriation; and (v) there is no infringement or misappropriation of the Intellectual Property by a third party or claim, pending or, to the Knowledge of the Company, threatened against any third party with respect to the alleged infringement or misappropriation of the Intellectual Property.

      IV.16 Taxes.
            -----

           IV.16.1  Except as set forth on Schedule 4.16.1-1, the Company has
                                           -----------------
timely and accurately prepared and filed or will timely and accurately prepare and file all federal, state (including any state premium filings), local and foreign returns, declarations and reports, information returns and statements (collectively, the "RETURNS") for Taxes (as defined in Section 4.16.2) required
                                                       --------------
to be filed by or with respect to the Company before the Closing Date, and has paid or caused to be paid, or has made adequate provision or set up an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of the periods for which Returns are due on or prior to the Closing Date, and will establish an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including portions thereof, subsequent to the last of said periods required to be so accrued or reserved, in each case in accordance with GAAP up to and including the Closing Date. All such Returns are or will be true and correct in all material respects. The Company has delivered to CenterPoint true and complete copies of all Returns referred to in the first sentence of this Section 4.16.1 (including any amendments thereof) for the five
                 --------------
(5) most recent taxable years. The Company is not delinquent in the payment of any Tax, and no material deficiencies for any Tax, assessment or governmental charge have been threatened, claimed, proposed or assessed. No waiver or extension of time to assess any Taxes has been given or requested. No written claim, or any other claim, by any taxing authority in any jurisdiction where the Company does not file Tax returns is pending pursuant to which the Company is or may be subject to taxation by that jurisdiction. The Company's Returns were last audited by the Internal Revenue Service or comparable state, local or foreign agencies on the dates set forth on Schedule 4.16.1-2.
                                   -----------------

           IV.16.2 For purposes of this Agreement, the term "TAXES" shall mean all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments, including, without limitation, income, gross receipts, excise, property, sales, employment, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments, imposed by the United States, or any state (including any state premium tax filings), local, foreign or provincial government or subdivision or any agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis.

     IV.17 Employee Benefit Plans; ERISA.
           -----------------------------

           IV.17.1 Other than any liability for payment of benefits in the ordinary course of plan operation under any plan or policy listed on Schedule
                                                                     --------
4.17.1 or as otherwise described on Schedule 4.17.1, the Company has not and
------                              ---------------
is not reasonably expected to have any liability (including contingent liability) whether direct or indirect (and regardless of whether it would be derived from a current or former Plan Affiliate as defined in Section 4.17.5(c))
                                                              -----------------
with respect to any of the following (whether written, unwritten or terminated):
(i) any employee welfare benefit plan, as defined in Section 3(1) of "ERISA," including, but not limited to, any medical plan, life insurance plan, short-term or long-term disability plan or dental plan; (ii) any "employee pension benefit plan," as defined in Section 3(2) of ERISA (as defined in Section
                                                                  -------
4.17.5(b)), including, but not limited to, any excess benefit plan, top hat plan
---------
or deferred compensation plan or arrangement, nonqualified retirement plan or arrangement, qualified defined contribution or defined benefit arrangement; or
(iii) any other benefit plan, policy, program, arrangement or agreement, including, but not limited to, any material fringe benefit plan or program, personnel policy, bonus or incentive plan, stock option, restricted stock, stock bonus, holiday pay, vacation pay, sick pay, bonus program, service award, moving expense, reimbursement program, tool allowance, safety equipment allowance, deferred bonus plan, salary reduction agreement, change-of-control agreement, employment agreement or consulting agreement.

          IV.17.2   A complete copy of each written Employee Plan (as defined in
Section 4.17.5(a)) as amended to the Closing, together with audited financial
-----------------
statements, if any, for the three (3) most recent plan years; a copy of each trust agreement or other funding vehicle with respect to each such plan; a copy of any and all determination letters, rulings or notices issued by a Governmental Authority with respect to such plan; a copy of the Form 5500 Annual Report for the three (3) most recent plan years; and a copy of each and any general explanation or communication which was required to be distributed or otherwise provided to participants in such plan and which describes all or any relevant aspect of each plan, including summary plan descriptions and/or summary of material modifications, have been delivered or made available to CenterPoint. A description of each unwritten Employee Plan, including a description of eligibility, participation, benefits, funding arrangements and assets or other relevant aspects of the obligation, is set forth on Schedule 4.17.2.
                                                    ---------------

          IV.17.3 Except as is not reasonably expected to give rise to any liability (including contingent liability), whether direct or indirect, to the Company, each Employee Plan (i) has been and is operated and administered in compliance with its terms; (ii) has been and is operated, administered, maintained and funded in compliance with the applicable requirements of the Code in such a manner as to qualify, where appropriate and intended, for both Federal and state purposes, for income tax exclusions, tax-exempt status, and the allowance of deductions and credits with respect to contributions thereto; (iii) where appropriate, has received a favorable determination letter from the Internal Revenue Service upon which the sponsor of the plan may currently rely;
(iv) has been and currently complies in form and in operation in all respects with all applicable requirements of ERISA and the Code and any applicable reporting and disclosure requirements of Federal and state laws, including but not limited to the requirement of Part 6 of subtitle B of Title I of ERISA and
Section 4980B of the Code.  With respect to each Employee Plan, no Person has:
(i) entered into any nonexempt "prohibited transaction," as such terms are defined in ERISA or the Code; (ii) breached a fiduciary obligation or (iii) any liability for any failure to act or comply in connection with the administration or investment of the assets of such plan; and no Employee Plan has any liability and there is no liability in connection with any Employee Plan, other than a liability (i) which is expressly and adequately reflected in the Latest Balance Sheets, (ii) which is discretionary or terminable at will by the Company without incurring any such liability, or (iii) which is adequately funded under a funding arrangement separate from the assets of the Company or a Plan Affiliate (and only to the extent of such funding). Any contribution made or accrued with respect to any Employee Plan is fully deductible by the Company or a Plan Affiliate.

           IV.17.4 Neither the Company nor a Plan Affiliate has ever sponsored, maintained, contributed to or been required to contribute to, or has any liability, whether direct or indirect, with respect to any Employee Plan which is or has ever been (i) a "multiemployer plan" as defined in Section 4001 of ERISA, (ii) a "multiemployer plan" within the meaning of Section 3(37) of ERISA,
(iii) a "multiple employer plan" within the meaning of Code Section 413(c), (iv) a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA, (v) subject to the funding requirements of Section 412 of the Code or to Title IV of ERISA, or (vi) provides for post-retirement medical, life insurance or other welfare-type benefits other than any benefits required under Section 4980B of the Code.

           IV.17.5 As used in this Agreement, the following terms shall have the following respective meanings:

           (a) the term "EMPLOYEE PLAN" shall mean any plan, policy, program, arrangement or agreement described in Section 4.17.1, whether or not
                                           --------------
     scheduled;

           (b) the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended; and

           (c) with respect to any Person ("FIRST PERSON"), the term "PLAN AFFILIATE" shall mean any other Person with whom the First Person constitutes or has constituted all or part of a controlled group, or which would be treated or have been treated with the First Person as under common control or whose employees would be or have been treated as employed by the First Person, under Section 414 of the Code or Section 4001(b) of ERISA and any regulations, administrative rulings and case law interpreting the foregoing.

     IV.18 Labor Matters. Except as set forth on Schedule 4.18, there is no, and
           -------------                         -------------
within the last three (3) years the Company has not experienced any, strike, picketing, boycott, work stoppage or slowdown or other similar labor dispute, union organizational activity, allegation, charge or complaint of unfair labor practice, employment discrimination or other matters relating to the employment of labor pending or, to the Knowledge of the Company, threatened against the Company, or which might affect the Company; nor, to the Knowledge of the Company, is there any basis for any such allegation, charge, or complaint. There is no request for representation pending and, to the Knowledge of the Company, no question concerning representation has been raised. There is no grievance pending that is reasonably expected to result in a Company Material Adverse Effect nor any arbitration proceeding arising out of a union agreement. To the Knowledge of the Company, no key employee and no group of employees has announced or otherwise indicated any plans to terminate employment with the Company. The Company has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. The Company is not liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, ordinances or regulations.

     IV.19 Environmental Matters.  Other than as disclosed on Schedule 4.19, (i)
           ---------------------                              -------------
the Company is operating and has operated its business in compliance with all applicable Environmental and Safety Requirements (as defined later in this Section); (ii) to the actual knowledge of the senior officers of the Company, without any duty to inquire (notwithstanding the definition of "Knowledge" in
Section 15.4), there are no Hazardous Materials (as defined later in this
------------
Section) present at, on or under any real property currently or formerly owned, leased or used by the Company (other than those present in office supplies and cleaning/maintenance materials) for which the Company is or is reasonably expected to be responsible, or otherwise have any liability, for response costs under any Environmental and Safety Requirements; (iii) the Company has disposed of all waste materials generated by the Company at any real property currently or formerly owned, leased or used by the Company in compliance with applicable Environmental and Safety Requirements; and (iv) there are and have been no facts, events, occurrences or conditions at or related to any real property currently or formerly owned, leased or used by the Company that is reasonably expected to cause or give rise to liabilities or response obligations of the Company under any Environmental and Safety Requirements. The term "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means any federal, state and local laws, statutes, regulations or other requirements relating to the protection, preservation or conservation of the environment or worker health and safety, all as amended or reauthorized. The term "HAZARDOUS MATERIALS" means "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., "hazardous wastes," as defined by the Resource Conservation Recovery Act, 42 U.S.C. (S) 6901 et seq., asbestos in any form or condition, polychlorinated biphenyls and any other material, substance or waste to which liability or standards of conduct may be imposed under any Environmental and Safety Requirement.

     IV.20 Insurance. The Company has in full force and effect commercially
           ---------
reasonable amounts of insurance (including, but not limited to, errors and omissions insurance up to $1,000,000 in the aggregate for each of RA and Verasource and up to $1,250,000 in the aggregate for Reppond) to protect the Company's ownership or interest in, and operation of, its assets against the types of liabilities, customarily insured against in connection with operations similar to the Business, and all premiums due on such policies have been paid. To the Company's Knowledge, the Company has complied with the provisions of all such policies and is not in default under any of such policies. Schedule 4.20
                                                                 -------------
contains a complete and correct list of all such insurance policies. The Company has not received any notice of cancellation or nonrenewal, or intent to cancel or nonrenew, or increase premiums with respect to such insurance policies.
Schedule 4.20 also contains a list of all claims or asserted claims reported to
-------------
insurers under such policies relating to the ownership or interest in the Company's assets, or operation of the Business, including all errors and omissions claims and similar types of claims, actions or proceedings asserted against the Company arising out of the Business at any time within the past three (3) years.

     IV.21  Interest in Customers and Suppliers; Affiliate Transactions.  Except
            -----------------------------------------------------------
as described on Schedule 4.21, and except for ownership as an investment of not
                -------------
more than one percent (1%) of any class of capital stock of any publicly-traded company, no Stockholder, Affiliate of a Stockholder or Affiliate of the Company
(i) possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of any Person that is a client, supplier, customer, lessor, lessee or competitor of the Company, (ii) owns, directly or indirectly, in whole or in part, or has any interest in any tangible or intangible property used in the conduct of the Business, or (iii) is a party to an agreement or relationship, that involves the receipt by such Person of compensation or property from the Company other than through a customary employment relationship or through distributions made with respect to the Company Equity (provided such distributions have been made consistent with the Company's past custom and practices). Schedule 4.21 sets forth the parties to
                                       -------------
and the date, nature and amount of each transaction during the last five years involving the transfer of any cash, property or rights to or from the Company from, to or for the benefit of any Affiliates (other than customary employment relationships or distributions made with respect to the Company Equity) ("AFFILIATE TRANSACTIONS"), and any existing commitments of the Company to engage in the future in any Affiliate Transactions. Except as disclosed, each Affiliate Transaction and each transaction with former Affiliates of the Company was effected on terms equivalent to those that have been established in an arm's-length transaction.

     IV.22  Business Relationships.  Schedule 4.22 lists all clients of the
            ----------------------   -------------
Company representing one percent (1%) or more of the Company's revenues for the twelve (12) months ended December 31, 1998. Except as set forth on Schedule
                                                                   --------
4.22, since December, 31, 1998, none of such clients has canceled or substantially reduced its business with the Company nor are any of such clients threatening to do so. To the Knowledge of the Company, no policyholders, current clients or customers, retail producers, licensed agents and brokers, bona-fide associations and/or groups, or insurance carriers that accounts for one percent (1%) or more of the Company's consolidated net revenue or supplier of the Company, will cease to do business with, or substantially reduce its business with, the Company after the consummation of the transactions contemplated hereby.

     IV.23  Compensation.  Schedule 4.23 is a complete list setting forth the
            ------------   -------------
names and current total compensation, including, without limitation, salary and bonuses paid to employees and draws or other distributions paid to partners, members or owners, of each Person who earned from the Company in 1998 total compensation in excess of $100,000. Except as set forth in Schedule 4.23, no
                                                            -------------
Person listed thereon has received any bonus or increase in compensation and there has been no "general increase" in the compensation or rate of compensation payable to any employees, partners, members or owners of the Company since the date of the Latest Balance Sheet, other than in the Company's ordinary course of business, consistent with past custom and practices nor since that date has there been any oral or written promise to employees, partners, members or owners of any bonus or increase in compensation, other than in the Company's ordinary course of business, consistent with past custom and practices. The term "GENERAL INCREASE" as used herein means any increase generally applicable to a class or group, but does not include increases granted to individuals for merit, length of service or change in position or responsibility made on the basis of the custom and past practices of the Company. Schedule 4.23 includes the date
                                              -------------
and amount of the last bonus or similar distribution or increase in compensation for each listed individual.

     IV.24 Bank Accounts. Schedule 4.24 is a true and complete list of each bank
           -------------   -------------
in which the Company has an account or safe deposit box, the number of each such account or box, and the names of all Persons authorized to draw thereon or to have access thereto.

     IV.25 Disclosure; No Misrepresentation. No representation or warranty of
           --------------------------------
the Company contained in this Agreement or in any of the certification, schedules, lists, documents, exhibits, or other instruments delivered or to be delivered to CenterPoint as contemplated by any provision hereof contains any untrue statement regarding a material fact or omits to state a material fact necessary in order to make the statements made herein or therein not misleading. To the Knowledge of the Company, there is no fact or circumstance that has not been disclosed to CenterPoint herein that has or is reasonably expected to have a Company Material Adverse Effect.

     IV.26 Title to and Transfer of Insurance Expirations. Except as set forth
           ----------------------------------------------
on Schedule 4.26, as of the effective date of this Agreement, the Company has
   -------------
good and valid rights, free and clear of any known restrictions, to Insurance Expirations (as hereinafter defined). For the purpose of this Section 4.26,
                                                              ------------
"INSURANCE EXPIRATIONS" is defined as the right to service, continue and renew, and collect all commissions and other amounts on, all insurance policies of every type and description produced or placed by or through the Company, including all of (i) the expiration data relating to such policies of insurance produced or placed by or through the Company, (ii) all books, records and files pertaining to all insurance policies, including, without limitation, all computerized data records and all other records and files regardless of the media in or on which such data, records or files are maintains, and (iii) the customer and prospective customer lists used by the Company.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS

     V.1  Joint and Several Representations and Warranties.  Each Stockholder of
          ------------------------------------------------
a Company, jointly and severally with the other stockholders or members of such Company, hereby represents and warrants to CenterPoint as of the date hereof and, subject to Section 7.3, as of the date on which CenterPoint and the lead
                -----------
Underwriter execute and deliver the Underwriting Agreement related to the IPO and as of the Closing Date as follows:

          V.1.1  Capitalization. Such Stockholder owns beneficially and of
                 --------------
record all of the issued and outstanding shares or other equity interest in the Company Equity as set forth opposite the name of such Stockholder in Schedule
                                                                     --------
4.4. Such Company Equity is free and clear of all Liens, and such Stockholder
---
has good and marketable title to such Company Equity. At the Closing as provided in this Agreement, CenterPoint will acquire good and valid title to such Company Equity, free and clear of any Lien other than any Lien created by CenterPoint.

          V.1.2  Authority. Such Stockholder has full right, capacity, power and
                 ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming the due authorization, execution and delivery hereof by CenterPoint, constitutes a valid and legally binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          V.1.3  Non-Contravention. The execution and delivery of this Agreement
                 -----------------
by such Stockholder does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of any Company under, any of the terms, conditions or provisions of (i) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to such Stockholder or (ii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which such Stockholder is a party or by which such Stockholder may be bound or affected other than those licenses, franchises, permits, concessions or instruments of any Governmental Authority. The consummation by such Stockholder of the transactions contemplated hereby will not result in a violation, conflict, breach, right of termination, creation or acceleration of Liens under the of the terms, conditions or provisions of the items described in clauses (i) and (ii) of the immediately preceding sentence subject to obtaining (prior to the Closing
Date) the consents set forth on Schedule 4.3.2.
                                --------------

          V.1.4  Approvals. To the Knowledge of such Stockholder, and except
                 ---------
with respect to (i) the filing of the Registration Statements with the SEC pursuant to the 1933 Act, the declaration of the effectiveness of the Registration Statements by the SEC and filings, if required, with various state securities or "blue sky" authorities, (ii) any filing which may be required under the HSR Act, and (iii) The Washington Office of the Insurance Commissioner, no declaration, filing, or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby.

          V.1.5  Litigation.  There is no action, claim, suit, proceeding
                 ----------
(disciplinary or otherwise), arbitration or investigation pending, or to the Knowledge of such Stockholder, threatened against such Stockholder relating to
(i) the transactions contemplated by this Agreement, or (ii) any action taken by such Stockholder or contemplated by such Stockholder in connection with the consummation by such Stockholder of the transactions contemplated hereby.

          V.1.6  No Transfer.  There are no outstanding subscriptions, options,
                 -----------
calls, contracts, commitments, undertakings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement to deliver or sell, or cause to be delivered or sold, shares or other equity interests of the Company Equity owned by such Stockholder or obligating such Stockholder to grant, extend or enter into any such agreement or commitment or obligating such Stockholder to convey or transfer any Company Equity. As of the Closing Date, there will be no voting trusts, proxies or other agreements or understandings to which such Stockholder is a party or is bound with respect to the voting of any shares of capital stock or other equity interests of the Company other than the Voting Agreement.

          V.1.7  Disclosure.  No representation or warranty by or on behalf of
                 ----------
such Stockholder contained in this Agreement or any of the written statements or certificates furnished at or prior to the Closing by or on behalf of such Stockholder to CenterPoint or its representatives in connection herewith or pursuant hereto, contains any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading.

          V.1.8  Representations and Warranties of each of the Companies. To
                 -------------------------------------------------------
such Stockholder's actual knowledge, the representations and warranties of the Company in which it holds an equity interest set forth in Article IV of this
                                                          ----------
Agreement are true and correct.

     V.2  Additional Joint and Several Representations and Warranties.
          -----------------------------------------------------------

          V.2.1 Each of the Stockholders of Reppond jointly and severally represents and warrants to CenterPoint that the authorized capital stock of Reppond consists of 50,000 shares of common stock, of which 500 shares are issued and outstanding all of which are validly issued and are fully paid, nonassessable and free of preemptive rights.

          V.2.2 Each of the members of RA jointly and severally represents and warrants to CenterPoint that the authorized ownership interests of RA consists of 500 units of ownership interest, of which 500 units are issued and outstanding all of which are validly issued and are fully paid, nonassessable and free of preemptive rights.

          V.2.3 Each of the Stockholders of Verasource jointly and severally represents and warrants to CenterPoint that the authorized capital stock of Verasource consists of 50,000 shares of common stock, of which 250 shares are issued and outstanding all of which are validly issued and are fully paid, nonassessable and free of preemptive rights.


                                  ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF CENTERPOINT

     CenterPoint represents and warrants to each of the Companies and the Stockholders as of the date hereof and, subject to Section 7.3, as of the date
                                                   -----------
on which CenterPoint and the lead Underwriter execute and deliver the Underwriting Agreement related to the IPO and as of the Closing Date as follows:

     VI.1 Organization And Qualification. Each of CenterPoint and each Mergersub
          ------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. True, accurate and complete copies of each of CenterPoint's and Mergersub's Certificate of Incorporation and By-laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to each of the Companies.

     VI.2 Capitalization.
          --------------

          VI.2.1 The authorized capital stock of CenterPoint consists of 20,000 shares of CenterPoint Common Stock, of which 17,500 shares were outstanding as of the date hereof. All of the issued and outstanding shares of CenterPoint Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights. Immediately prior to the Closing Date, the authorized capital stock of CenterPoint will consist of 50,000,000 shares of CenterPoint Common Stock, of which the number of shares set forth in the Form S-1 will be issued and outstanding, and 10,000 shares of Preferred Stock, par value $0.01 per share, none of which will be issued and outstanding. Other than (i) shares of CenterPoint Common Stock issued pursuant to a split of the shares outstanding as of the date of this Agreement, (ii) shares of CenterPoint Common Stock issued in accordance with the Merger and the Other Mergers, and (iii) shares of CenterPoint Common Stock that may be issued to new members of management in lieu of shares previously issued to current members of management, but which will not increase the number of shares of outstanding CenterPoint Common Stock, no shares of CenterPoint Common Stock will be issued prior to the consummation of the IPO. Each Mergersub's authorized capital stock consists solely of 100 shares of common stock, par value $.01 per share (the "MERGERSUB STOCK"), all of which are issued and outstanding, are owned free and clear of any Liens by CenterPoint , and are fully paid, nonassessable and free of pre-emptive rights.

          VI.2.2 Except as set forth on Schedule 6.2, as of the date hereof,
                                        ------------
there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating CenterPoint to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of CenterPoint or obligating CenterPoint to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which CenterPoint is a party or is bound with respect to the voting of any shares of capital stock of CenterPoint. The shares of CenterPoint Common Stock issued to the Stockholders in the Merger will at the Closing Date be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and issued pursuant to an effective registration statement as required by the 1933 Act or an exemption thereof.

          VI.2.3 The Notes have been duly authorized and when duly executed, authenticated, issues and delivered will be duly and validly issued and outstanding and will constitute the valid and legally binding obligations of CenterPoint enforceable in accordance with their terms.

     VI.3 No Subsidiaries.  Except for CenterPoint's ownership of 100% of the
          ---------------
capital stock of Professional Service Group, Inc., a Delaware corporation and Mergersubs (and similar entries created for similar purposes with respect to other Agreements), CenterPoint has no subsidiaries and it does not own any capital stock of any corporation or any equity or other interest of any nature whatsoever in any Person.

     VI.4 Authority; Non-Contravention; Approvals.
          ---------------------------------------

          VI.4.1 Each of CenterPoint and each Mergersub has all requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of CenterPoint and each Mergersub, and no other corporate proceedings on the part of CenterPoint or each Mergersub are necessary to authorize the execution and delivery of this Agreement or the consummation by CenterPoint and each Mergersub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by CenterPoint and each Mergersub and, assuming the due authorization, execution and delivery hereof by each of the Companies and the Stockholders, constitutes a valid and legally binding agreement of CenterPoint and each Mergersub, enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          VI.4.2 The execution and delivery of this Agreement by CenterPoint and each Mergersub do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of CenterPoint or any Mergersub under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of CenterPoint or any Mergersub, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Authority applicable to CenterPoint or any Mergersub or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which CenterPoint or any Mergersub is now a party or by which CenterPoint, each Mergersub or any of their respective properties or assets, may be bound or affected. The consummation by CenterPoint or any Mergersub of the transactions contemplated hereby will not result in any violation, conflict, breach, right of termination or acceleration or creation of Liens under any of the terms, conditions or provisions of the items described in clauses (i) through (iii) of the immediately preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (ii) above, to obtaining (prior to the Closing Date) CenterPoint Required Statutory Approvals (as defined in Section 6.4.3) and, in the case of the terms, conditions or
               -------------
provisions of the items described in clause (iii) above, to obtaining (prior to the Closing Date) consents required from commercial lenders, lessors or other third parties.

          VI.4.3 Except with respect to (i) the filing of the Registration Statements with the SEC pursuant to the 1933 Act, the declaration of the effectiveness of the Registration Statements by the SEC and filings, if required, with various state securities or blue sky authorities, and (ii) any filing which may be required under the HSR Act (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "CENTERPOINT REQUIRED STATUTORY APPROVALS") no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by CenterPoint or any Mergersub or the consummation by CenterPoint or any Mergersub of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, are not reasonably expected to, in the aggregate, have a material adverse effect on the business operations, properties, assets, condition (financial or other), results of operations or prospects of CenterPoint and its subsidiaries, taken as a whole (a "CENTERPOINT MATERIAL ADVERSE EFFECT").

     VI.5 Absence of Undisclosed Liabilities.  Except as set forth on Schedule
          ----------------------------------                          --------
6.5, neither CenterPoint nor any Mergersub has incurred any liabilities or
---
obligations (whether known or unknown, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise) of any nature. Except as set forth on Schedule 6.5, neither CenterPoint nor any Mergersub has engaged in any
         ------------
business activities of any type or kind whatsoever, nor entered into any agreements nor is it bound by any obligation or undertaking.

     VI.6 Litigation.  There are no claims, suits, actions or proceedings
          ----------
pending or, to the Knowledge of CenterPoint or Mergersub, threatened against, relating to or affecting CenterPoint, before any court, Governmental Authority or any arbitrator that seek to restrain or enjoin the consummation of the Merger or the IPO or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a CenterPoint Material Adverse Effect. CenterPoint is not subject to any unsatisfied or continuing judgment, order or decree of any court or Governmental Authority. CenterPoint is not a party to any legal action to recover monies due it or for damages sustained by it.

     VI.7 Compliance with Applicable Laws. Each of CenterPoint and each
          -------------------------------
Mergersub has complied in all material respects with all Laws applicable to it, and has not received any notice of any alleged claim or threatened claim, violation of or liability or potential responsibility under any such Law which has not heretofore been cured and for which there is no remaining liability and, to the Knowledge of CenterPoint, no event has occurred or circumstances exist that (with or without notice or lapse of time) may constitute or result in a violation by CenterPoint or each Mergersub of any Law or may give rise to any liability on the part of the CenterPoint or any Mergersub under any Law.

     VI.8 No Misrepresentation.  None of the representations and warranties of
          --------------------
CenterPoint set forth in this Agreement or in any of the certificates, schedules, lists, documents, exhibits, or other instruments delivered or to be delivered to the Stockholders or any of the Companies as contemplated by any provision hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the Knowledge of CenterPoint, there is no fact or circumstance that has not been disclosed to the Companies herein that has or is reasonably expected to have a CenterPoint Material Adverse Effect.


                                  ARTICLE VII

                       CERTAIN COVENANTS AND OTHER TERMS

     VII.1 Conduct of Business by the Companies Prior to the Effective Time.
           ----------------------------------------------------------------

           VII.1  Except as otherwise contemplated by this Agreement and
Schedule 7.1, after the date hereof and prior to the Closing Date or earlier
------------
termination of this Agreement, unless CenterPoint shall otherwise agree in writing, each of the Companies shall:

           (a) in all material respects conduct its businesses in the ordinary and usual course and consistent with past customs and practices;

           (b) not (i) amend its Organizational Documents, (ii) split, combine or reclassify its outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise except dividends or distributions which (A) are consistent with past customs and practices and (B) do not result in a Company Material Adverse Effect;

           (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of (i) any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its capital stock or equity interests of any class, (ii) any debt with voting rights or (iii) any debt or equity securities convertible into or exchangeable for, or any rights, warrants, calls, subscriptions, or options to acquire, any such capital stock, debt with voting rights or convertible securities;

           (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business in a manner consistent with past customs and practices,
     (B) borrowings to refinance existing indebtedness on commercially reasonable terms, or (C) liability related to placing insurance with insurance companies and collecting premiums therefor in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or equity interests or any options, warrants or rights to acquire any of its capital stock or equity interests or any security convertible into or exchangeable for its capital stock or equity interests, (iii) sell, pledge, dispose of or encumber any assets or businesses other than dispositions in the ordinary course of business in a manner consistent with past customs and practices or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) use commercially reasonable efforts to (i) preserve intact its business organizations and goodwill, (ii) keep available the services of its present officers and key employees, and (iii) preserve the goodwill and business relationships with clients and others having business relationships with it and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

          (f) confer on a regular and frequent basis with one or more representatives of CenterPoint to report operational matters of materiality and the general status of ongoing operations;

          (g) not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, partners, members or owners, except in the ordinary course of business in a manner consistent with past customs and practices of such Company, as applicable, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit under any Employee Plan to any such Person, whether past or present, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any of its existing employees, partners, members or owners, (iv) amend or enter into a new Employee Plan (except as required by Law) or amend or enter into a new collective bargaining agreement, or (v) engage in any new Affiliate Transaction;

          (h) comply in all material respects with all applicable Laws;

          (i) not make any material investment in, directly or indirectly, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any businesses or any Person or division thereof or otherwise acquire or agree to acquire any assets in each case which are material to it other than in the ordinary course of business in a manner consistent with past customs and practices;

          (j) not sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets;

          (k) maintain with financially responsible insurance companies the insurance described in Section 4.20 herein;
                            ------------

          (l) except as may be permitted by Section 7.1.1(b), maintain a level
                                            ----------------
     of working capital consistent with historic levels and past customs and practices; and

           (m) collect and bill receivables in the ordinary and usual course and consistent with past custom and practices.

           VII.1.2 Notwithstanding the fact that such action might otherwise be permitted pursuant to this Article, none of the Stockholders or the Companies shall take any action that would or is reasonably likely to result in any of the representations or warranties of the Stockholders or the Companies set forth in this Agreement being untrue or in any of the conditions to the consummation of the transactions contemplated hereunder set forth in Article X (other than
                                                     ---------
Section 10.1(i)) not being satisfied.
---------------

           VII.1.3 Prior to the Closing, the Companies, shall terminate, without any liability to the Companies, all agreements relating to the voting of the Companies' capital stock, and all agreements and obligations of the Companies relating to borrowed money and/or involving payments to or for the benefit of a Stockholder or former stockholder of the Companies, or an Affiliate or family member of a Stockholder or former stockholder of the Company, including without limitation those set forth on Schedule 7.13(a), but excluding
                                                ----------------
(A) those listed on Schedule 7.1.3(b), and (B) items approved by CenterPoint in
                    -----------------
writing.

     VII.2 No-Shop.
           -------

           (a) After the date hereof and prior to the Closing Date or earlier termination of this Agreement, each of the Companies and the Stockholders shall (i) not, and each of the Companies shall use its diligent efforts to cause any officer, director or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by any Company not to, initiate, solicit, negotiate, encourage, or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of any Company, or any capital stock or other equity interest of any Company, whether by merger, purchase of assets or otherwise, whether for cash, securities or any other consideration or combination thereof, or enter into any joint venture or partnership or similar arrangement, and (ii) promptly advise CenterPoint of the terms of any communications any Company or the Stockholders may receive or become aware of relating to any bid for part or all of any Company.

           (b) The Company and the Stockholders (i) acknowledge that a breach of any of their covenants contained in this Section 7.2 will result in
                                              -----------
     irreparable harm to CenterPoint which will not be compensable in money damages; and (ii) agree that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the other party for a breach of such covenant.

     VII.3 Schedules.  Each party hereto agrees that with respect to the
           ---------
representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing promptly to supplement or amend and deliver to the other parties all the schedules to this Agreement (the "SCHEDULES") to correct any matter which would constitute a breach of any such party's representations and warranties herein; provided, however, that no amendment or supplement to a Schedule that
        --------
constitutes or reflects a Company Material Adverse Effect or affects Schedule
                                                                     --------
4.2, Schedule 4.4 or Schedule 8.8 may be made unless CenterPoint and a majority
---  ------------    ------------
of the Founding Companies consent to such amendment or supplement. No amendment or supplement to a Schedule shall be made later than three (3) business days prior to the anticipated effectiveness of the Form S-1. For all purposes of this Agreement, including, without limitation, for purposes of determining whether the conditions set forth in Sections 10.2 and 10.3 have been fulfilled, the
                            -------------     ----
Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 7.3. In the event that (i) any Company seeks to amend
                 -----------
or supplement a Schedule pursuant to this Section 7.3, (ii) such amendment or
                                          -----------
supplement constitutes or reflects a Company Material Adverse Effect or affects
Schedule 4.2, Schedule 4.4 or Schedule 8.8, and (iii) CenterPoint and a majority
------------  ------------    ------------
of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated.

     No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.3,
                                                                 -----------
unless this Agreement is so terminated in connection with an amendment of or supplement to a Schedule relating to a breach of a representation or warranty as of the date of this Agreement in which case the Companies shall pay to CenterPoint as an exclusive remedy (notwithstanding anything to the contrary) and as liquidated damages, and not as a penalty, an amount equal to $2,000,000 (the "LIQUIDATED DAMAGES AMOUNT"). Each of the Companies agrees that in the case of such termination, CenterPoint and the Founding Companies will sustain immediate and irreparable economic harm and loss of goodwill and that actual losses suffered by such parties will be difficult, if not impossible, to ascertain, but the Liquidated Damages Amount set forth herein is reasonable and has been arrived at after a good faith effort to estimate such losses. Payment of the Liquidated Damages Amount shall be made in cash to CenterPoint within thirty (30) days of a termination pursuant to this Section 7.3 in connection
                                                   -----------
with an amendment of or supplement to a Schedule relating to a breach of a representation or warranty as of the date of this Agreement.

     VIII.4 Company Stockholder Meeting.  The Company shall take all action in
            ---------------------------
accordance with applicable laws and its Organizational Documents necessary to duly call, give notice of, convene and hold a meeting of the Stockholders to be held on the earliest practicable date determined in consultation with CenterPoint to consider and vote upon approval of the Merger, this Agreement and the transactions contemplated hereby by the Stockholders, and the Company's Board of Directors or Managers shall recommend approval of the Merger, this Agreement and the transactions contemplated hereby by the Stockholders.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

      VIII.1 Access to Information.
             ---------------------

             VIII.1.1 Each of the Companies shall afford to CenterPoint and its accountants, counsel, financial advisors and other representatives, including without limitation the underwriters engaged in connection with the IPO (each an "UNDERWRITER" and collectively, the "UNDERWRITERS") and their counsel (collectively, the "CENTERPOINT REPRESENTATIVES"), and to the Founding
Companies and their accountants, counsel, financial advisors and other representatives, and CenterPoint shall afford to the Stockholders and each of the Companies and their accountants, counsel, financial advisors and other representatives (the "COMPANY REPRESENTATIVES"), upon reasonable notice, full access during normal business hours throughout the period prior to the Closing Date to all of its respective properties, books, contracts, commitments and records (including, but not limited to, financial statements and Tax Returns) and, during such period, shall furnish promptly to one another all due diligence information requested by the other party. CenterPoint shall hold and shall use its best efforts to cause the CenterPoint Representatives to hold, and the Stockholders and each of the Companies shall hold and shall use their best efforts to cause the Company Representatives to hold, in strict confidence all non-public information furnished to it in connection with the transactions contemplated by this Agreement, except that each of CenterPoint, the Stockholders and each of the Companies may disclose any information that it is required by law or judicial or administrative order to disclose. In addition, CenterPoint will cause each of the other Founding Companies and their members and stockholders to enter into a provision similar to this Section 8.1 requiring
                                                           -----------
each such Founding Company to keep confidential any information obtained by such Founding Company in connection with the transactions contemplated by this Agreement.

             VIII.1.2 In the event that this Agreement is terminated in accordance with its terms, each party shall promptly return to the disclosing party all non-public written material provided pursuant to this Section 8.1 or
                                                                -----------
pursuant to the Other Agreements and shall not retain any copies, extracts or other reproductions of such written material. In the event of such termination, all documents, memoranda, notes and other writings prepared by CenterPoint or any Company based on the information in such material shall be destroyed (and CenterPoint and each of the Companies shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy such documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

      VIII.2 Registration Statements.
             -----------------------

          VIII.2.1 Subject to the reasonable discretion of CenterPoint as advised by the lead Underwriter, CenterPoint shall file with the SEC as soon as is reasonably practicable after the date hereof the Registration Statements and shall use all reasonable efforts to have the Registration Statements declared effective by the SEC as promptly as practicable. CenterPoint shall also take any action required to be taken under applicable state "blue sky" or securities laws in connection with the issuance of CenterPoint Common Stock. CenterPoint, each of the Companies and the Stockholders shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with making such filings. All information provided and to be provided by CenterPoint and each of the Companies, respectively, for use in the Registration Statements shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading as of the date thereof and in light of the circumstances under which given or made. Each of the Companies and the Stockholders agrees promptly to advise CenterPoint if at any time during the period in which a prospectus relating to the offering of the Merger is required to be delivered under the Securities Act, any information contained in the prospectus concerning each of the Companies, or the Stockholders becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy or remedy such incompletion.

          VIII.2.2 CenterPoint agrees that it will provide to the Companies and its counsel copies of drafts of the Registration Statements (and any amendments thereto) containing material changes to the information therein as they are prepared and will not (i) file with the SEC, (ii) request the acceleration of the effectiveness of or (iii) circulate any prospectus forming a part of, the Registration Statements (or any amendment thereto) unless the Companies and their counsel (x) have had at least two days to review the revised information contained therein (which changes shall be highlighted by computer generated marks indicating the additions and deletions made from the prior draft reviewed by the Companies' counsel) and (y) have not objected to the substance of the information contained therein. Any objections posed by the Companies or their counsel shall be in writing and state with specificity the material in question, the reason for the objection, and the Companies' proposed alternative. If the objection is founded upon a rule promulgated under the Securities Act, the objection shall cite the rule. Notwithstanding the foregoing, during the five
(5) business days immediately preceding the date scheduled for the filing of the Registration Statements and any amendment thereto, the Companies and their counsel shall be obligated to respond to proposed changes electronically transmitted to them within two (2) hours from the time the proposed changes (in the case of the initial filing of the Registration Statements, from the last circulated draft of the Registration Statements; and, in the case of any subsequent filing of the Registration Statements or any amendment thereof, from the most recently filed Registration Statements or amendment thereof) are transmitted to the Companies' counsel; provided, that, CenterPoint has provided to the Companies or their counsel reasonable advance notice of such proposed changes; provided, further, that such changes are highlighted by computer generated marks indicating the additions and deletions made from the prior draft reviewed by the Companies' counsel.

             VIII.2.3 CenterPoint will advise the Stockholder Representative of the effectiveness of the Registration Statements, advise the Stockholder Representative of the entry of any stop order suspending the effectiveness of the Registration Statements or the initiation of any proceeding for that purpose, and, if such stop order shall be entered, use its best efforts promptly to obtain the lifting or removal thereof. Upon the written request of any Stockholder, Cornerstone will furnish to such Stockholder a reasonable number of copies of the final prospectus associated with the IPO.

      VIII.3 Expenses and Fees. CenterPoint shall pay the fees and expenses of
             -----------------
the independent public accountants and legal counsel to CenterPoint and all filing, printing and other reasonable, documented fees and expenses associated with the IPO and Form S-4. Neither the Companies nor the Stockholders will be liable for any portion of the above expenses in the event the IPO is not completed. CenterPoint shall also pay the underwriting discounts and commissions payable in connection with the sale of CenterPoint Common Stock in the IPO. Subject to Sections 8.11 and 11.2, all other costs and expenses incurred in
           -------------
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that CenterPoint shall pay the fees and expenses of Hales Capital Advisors, LLC described in
Schedule 15.1 in connection with the Merger.
-------------

      VIII.4 Agreement to Cooperate.  Subject to the terms and conditions herein
             ----------------------
provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

      VIII.5 Public Statements. Except as may be required by law, no party
             -----------------
hereto nor any Affiliate of any party hereto shall issue any press release or any written public statement with respect to this Agreement or the transactions contemplated by this Agreement or the Other Agreements without the prior written consent of CenterPoint and each of the Companies.

      VIII.6 Registration Rights.
             -------------------

             VIII.6.1 At any time after the second anniversary but prior to the fourth anniversary of the Closing Date, whenever CenterPoint proposes to register any CenterPoint Common Stock for its own account or the account of others under the Securities Act for a public offering for cash other than a registration relating to employee benefit plans or acquisitions, CenterPoint will give each of the Stockholders prompt written notice of its intent to do so. Upon the written request of any of the Stockholders given within thirty (30) days, CenterPoint will use its best efforts to cause to be included in such registration all of the CenterPoint Common Stock which any such Stockholder requests, provided that CenterPoint shall have the right to reduce the number of shares included in such registration, if CenterPoint is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 8.6 that the number of shares
                                         -----------
to be sold by Persons other than CenterPoint is greater than the number of such shares which can be offered without adversely affecting the offering; in such case, CenterPoint may reduce the number of shares offered for the accounts of such Persons to a number deemed satisfactory by such managing underwriter. Any such reduction shall occur first by eliminating from such registration any shares held by Persons other than Persons holding CenterPoint Common Stock directly or indirectly immediately following the Closing and then reducing pro rata (based upon the number of shares requested to be registered) the number of shares offered for the account of such Person. CenterPoint shall not be obligated to register any shares of CenterPoint Common Stock held by any Stockholder at any time when such shares are not then transferable in accordance with Section 12.2. Registration rights under this Section 8.6 may be transferred
     ------------                                 -----------
in whole or in part in connection with the transfer of any shares of CenterPoint Common Stock received pursuant to this Agreement other than the transfer of the kind described in clause (x) of Section 12.2 hereof.
                                -------------

             VIII.6.2 Except for underwriting commissions and discounts, all expenses incurred in connection with the registrations under this Section 8.6
                                                                  -----------
(including all registration, filing, qualification, legal, printer and accounting fees) shall be paid by CenterPoint. In connection with registrations under this Section 8.6, CenterPoint shall
           -----------

             (a) use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the CenterPoint Common Stock (and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be required by applicable law) and use its best efforts to cause such registration to promptly become and remain effective for a period of at least one hundred twenty (120) days (or such shorter period during which holders shall have sold all CenterPoint Common Stock which they requested to be registered);

             (b) upon the written request of a Stockholder whose CenterPoint Common Stock is to be covered by any such registrations, furnish to such Stockholder a reasonable number of copies of the prospectus covering the offering and sale by the Stockholder of the shares to be covered thereby;

             (c) use its best efforts to register and qualify the CenterPoint Common Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the CenterPoint Common Stock;

             (d) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder;

             (e) advise each Stockholder whose CenterPoint Common Stock is to be covered by such registration of the effectiveness of such registration statement, advise each such Stockholder of the entry of any stop order suspending the effectiveness of such registration statement or of the initiation of any proceeding for that purpose, and, if such stop order shall be entered, use its best efforts promptly to obtain the lifting or removal thereof; and

             (f) at any time when a prospectus relating to any CenterPoint Common Stock is required to be delivered under the 1933 Act, notify each Stockholder whose CenterPoint Common Stock is to be covered by such registration of the happening of any event as a result of which the registration statement, the prospectus or any document incorporated therein by reference includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading and, at the request of such Stockholder, prepare and furnish to such Stockholder a post-effective amendment or supplement to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

             VIII.6.3  In connection with each registration pursuant to this
Section 8.6 covering an underwritten registration public offering, CenterPoint
-----------
and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of CenterPoint's size and investment stature, including indemnification.

             VIII.6.4 In consideration of the granting to the Stockholders of the registration rights under this Section 8.6, the Stockholders agree, and
                                   -----------
agree to enter into an agreement with the underwriters in connection with an underwritten registration to the effect, that they will not sell, transfer or otherwise dispose of, including, without limitation, through put or short sale arrangements, shares of CenterPoint Common Stock in the ten (10) days prior to the effectiveness of any registration of CenterPoint Common Stock for sale to the public and for up to ninety (90) days following the effectiveness of such registration, provided that all directors, executive officers and holders of more than five percent (5%) of the outstanding CenterPoint Common Stock agree to the same restrictions; and further provided that, with respect to the first public offering of shares of the CenterPoint Common Stock within three (3) years following the IPO, the Stockholders shall have been afforded a meaningful opportunity to include shares in such registration after any reduction by reason of underwriters' written advice.

     VIII.7  CenterPoint Covenants. After the date hereof and prior to the
             ---------------------
Closing Date or earlier termination of this Agreement in accordance with its terms, CenterPoint shall comply in all material requests with all applicable laws. CenterPoint shall not take any action that would or is reasonably likely to result in any of the representations or warranties of CenterPoint set forth in this Agreement being untrue or in any of the conditions to the consummation of the transactions contemplated hereunder set forth in Article X not being
                                                        ---------
satisfied.

     VIII.8  Release of Guarantees.  CenterPoint shall use all commercially
             ---------------------
reasonable efforts and good faith to have the Stockholders released from any and all guarantees on any indebtedness and leases that they personally guaranteed for the benefit of the Company as set forth on Schedule 8.8, with all such
                                               ------------
guarantees on indebtedness and leases being assumed by CenterPoint, if necessary to achieve such releases. If any guaranteed indebtedness is repaid in full with proceeds from the IPO and the Stockholders' guarantees thereafter shall have no further force and effect, then CenterPoint shall not be obligated to use any efforts to obtain release of such guarantee. In the event that CenterPoint cannot obtain such releases from the lenders of any such guaranteed indebtedness or lessors of any guaranteed leases, CenterPoint agrees to indemnify, defend and hold harmless the Stockholders against any and all claims made by lenders or landlords under such guarantees.

      VIII.9 Lock-Up Agreement. Each Stockholder agrees, and agrees to enter
             -----------------
into an agreement with the Underwriter on or prior to the date on which preliminary Prospectuses are delivered to the effect that, the Stockholder will not offer, sell, contract to sell or otherwise dispose of any shares of CenterPoint Common Stock, or any securities convertible into or exercisable or exchangeable for CenterPoint Common Stock, for a period of 180 days after the date of the final Prospectus for the IPO without the prior written consent of the Underwriter except for shares of CenterPoint Common Stock disposed of as bona fide gifts, subject to any remaining portion of the 180-day period applying to any shares so disposed of.

      VIII.10   Preparation and Filing of Tax Returns.
                -------------------------------------

             VIII.10.1 Each Company shall be responsible for causing the timely filing of the final pre-Closing Returns for such Company; provided however, that CenterPoint and its advisors shall have the right to review and approve such returns prior to filing, which approval shall not be unreasonably withheld. CenterPoint shall, and shall cause its Affiliates to, provide to each Company such cooperation and information as any of them reasonably requested in filing any return, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Each Company shall bear all costs of filing such returns.

             VIII.10.2 Each of the Company, CenterPoint and the Stockholders shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and shall treat the transaction as subject to the provisions of Section 351 of the Code.

      VIII.11  Insurance. Each Company covenants and agrees that all insurance
               ---------
policies listed, or required to be listed, on Schedule 4.20 will be maintained
                                              -------------
in full force and effect through the Closing Date. Each Company will purchase directors' and officers' liability and errors and omissions insurance (or maintain its existing insurance) for the Company and its Stockholders for a period of five (5) years after the Closing Date or provide comparable coverage providing at least the same benefits as those coverage amounts and deductibles for other agencies similarly situated in the insurance industry. CenterPoint shall cause Robert F. Driver Co., Inc. to bear one-half of the expense of such insurance.

      VIII.12  Management by Robert F. Driver Co., Inc.  Each of the Companies
               ----------------------------------------
acknowledges that its day-to-day management and operations shall be governed and supervised by Robert F. Driver Co., Inc. or as otherwise provided by CenterPoint.

      VIII.13  Name of Companies.  CenterPoint shall cause the Companies to be
               -----------------
operated under a name in which "Reppond" is equally as prominent or more prominent than "Driver" if the name "Driver" is used to describe the Company.


                                  ARTICLE IX

                                INDEMNIFICATION

      IX.1 Indemnification by the Stockholders. Subject to Sections 9.7 and 9.8,
           -----------------------------------             ------------     ---
each Stockholder jointly and severally (with respect to the Company in which it formerly held an equity interest) agrees to indemnify, defend and save the CenterPoint Indemnified Parties (hereinafter defined), forever harmless from and against, and to promptly pay to a CenterPoint Indemnified Party or reimburse a CenterPoint Indemnified Party for, any and all Losses (hereinafter defined) sustained or incurred by any CenterPoint Indemnified Party resulting from, arising out of, in connection with or otherwise by virtue of:

           (a) any misrepresentation or breach of a representation or warranty made by such Stockholder in Article V herein or in any certificate,
                                 ---------
     schedule, document, exhibit or other instrument delivered hereunder by such Stockholder or any action, demand or claim by any third party against or affecting any CenterPoint Indemnified Party which, if successful, would give rise to a breach of any such representation or warranty;

          (b) any failure by such Company or such Stockholder to observe or perform any of their covenants and agreements set forth herein related to the period prior to the Closing period, except that the obligation of the Stockholders to indemnify, defend and hold harmless for any failure to observe or perform any covenant or agreement shall not be joint and several, but such obligation shall be several only and limited to the several Stockholder(s) failing to observe or perform such covenant or agreement;

          (c) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to such Company, contained in any preliminary prospectus relating to the IPO, the Registration Statements or any proxy statement or prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission to state therein a material fact relating to such Company required to be stated therein or necessary to make the statements therein not misleading, and not provided to CenterPoint or its counsel by any Company; provided, however, that such indemnity shall not inure to the benefit of any CenterPoint Indemnified Party to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and (i) any Company provided, in writing, corrected information to CenterPoint or its counsel for inclusion in the final prospectus prior to distributing such prospectus, and such information was not so included, or (ii) CenterPoint did not provide the Companies and their counsel with the information required to be provided pursuant to
     Section 8.2.2, and such information is the basis for the untrue statement
     -------------
     or omission (or alleged untrue statement or omission) giving rise to the liability under this Section 9.1(c); or
                          --------------

          (d) (i) any arrangements made by or on behalf of such Stockholder or such Company in connection with the Merger or the transactions contemplated by this Agreement with respect to brokerage, finders and other fees or commissions except as set forth in Section 8.3, (ii) any Loss relating to,
                                        -----------
     resulting from, arising out of or otherwise by virtue of any matter which is or should be listed on Schedule 4.10 hereto and (iii) any payment with
                               -------------
     respect to Dissenting Shares.

     As used herein, the "CENTERPOINT INDEMNIFIED PARTIES" shall mean CenterPoint, its Subsidiaries and Affiliates, the Founding Companies (excluding the Companies), and their respective officers, directors, employees, agents, employee plans and plan fiduciaries, plan administrators or other Person dealing with any such plans; provided, however, that the Founding Companies, and each of their respective officers, directors, employees, agents, employee plans and plan fiduciaries, plan administrators or other Persons dealing with any such plans, shall cease to be a "CENTERPOINT INDEMNIFIED PARTY" for all purposes hereunder as of the Closing, and thereafter such Persons shall have no further rights and remedies under this Article IX (except to
                    ----------
the extent a Person is an officer, director, employee or agent of CenterPoint as a result of the consummation of the transactions contemplated under the Other Agreements); provided, further that the subsidiaries of CenterPoint shall include the Companies and the Founding Companies from and after the Closing. Accordingly, for purposes of this Article IX and subject to the limitations set
                                  ----------
forth in this Article IX, the Founding Companies, and each of their respective
              ----------
officers, directors, employees, agents, employee plans and plan fiduciaries, plan administrators or other Persons dealing with any such plans, shall be deemed to be third party beneficiaries of this Agreement.

     As used in this Agreement, "LOSSES" shall mean the following: (i) in the event the Agreement is terminated pursuant to Section 11.1 and the Closing does
                                              ------------
not occur, any and all out-of-pocket costs and expenses (including reasonable fees and expenses of the attorneys, accountants and other experts), or (ii) subsequent to the Closing, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interests, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, orders, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of the attorneys, accountants and other experts).

     IX.2 Indemnification by CenterPoint.  CenterPoint agrees to indemnify,
          ------------------------------
defend and save each of the Stockholders, the Companies and their respective Affiliates, and their Affiliates respective officers, directors, employees and agents (each, a "STOCKHOLDER INDEMNIFIED PARTY") forever harmless from and against, and to promptly pay to a Stockholder Indemnified Party or reimburse a Stockholder Indemnified Party for, any and all Losses sustained or incurred by any Stockholder Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

          (a) any misrepresentation or breach of a representation or warranty made herein or in any document or other instrument delivered hereunder by CenterPoint or any action, demand or claim by any third party against or affecting any Stockholder Indemnified Party which, if successful, would give rise to a breach of any such representation or warranty;

          (b) any failure by CenterPoint to observe or perform any of its covenants and agreements set forth herein or in any document or other instrument delivered hereunder;

          (c) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to CenterPoint or any of the Founding Companies contained in any preliminary prospectus relating to the IPO, the Registration Statements or any proxy statement or prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to CenterPoint or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading; or

           (d) any liability under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to any of the Companies or the Stockholders, contained in any preliminary prospectus relating to the IPO, the Registration Statements or any proxy statement or prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission to state therein a material fact relating to any of the Companies or the Stockholders required to be stated therein or necessary to make the statements therein not misleading, to the extent such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and (i) the Companies or Stockholders provided, in writing, corrected information to CenterPoint or its counsel for inclusion in the final prospectus prior to distributing such prospectus, and such information was not so included, or (ii) CenterPoint did not provide the Companies and their counsel with the information required to be provided pursuant to Section 8.2.2, and such
                                                     -------------
     information is the basis for the untrue statement or omission (or alleged untrue statement or omission) giving rise to the liability under this
     Section 9.2(d).
     -------------

      IX.3 Indemnification Procedure for Third Party Claims.
           ------------------------------------------------

          IX.3.1 In the event that subsequent to the Closing any Person entitled to indemnification under this Agreement (an "INDEMNIFIED PARTY") receives notice of the assertion of any claim, issuance of any order or the commencement of any action or proceeding by any Person who is not a party to this Agreement or an Affiliate of a party, including, without limitation, any domestic or foreign court or Governmental Authority (a "THIRD PARTY CLAIM"), against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "INDEMNIFYING PARTY"), the Indemnified Party shall give written notice thereof together with a statement of any available information regarding such claim to the Indemnifying Party within thirty (30) days after learning of such claim (or within such shorter time as may be necessary, in the Indemnified Party's reasonable judgment, to give the Indemnifying Party a reasonable opportunity to respond to and defend such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "DEFENSE NOTICE") within ten days (10) after receipt from the Indemnified Party of notice of such claim, to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the defense counsel selected by the Indemnifying Party, which approval shall not be unreasonably withheld, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten (10) days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate defense counsel, who shall be subject again to the Indemnified Party's approval.

          IX.3.2 In the event that the Indemnifying Party shall fail to timely give the Defense Notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith at the cost and expense of the Indemnifying Party and the Indemnifying Party shall reimburse the Indemnified Party for all costs, expenses and settlement amounts actually paid in connection therewith provided, however, that under no circumstances shall the Indemnified
          --------  -------
Party compromise or settle any Third Party Claim without the prior written consent of the Indemnifying Party (which, in the case of the Stockholders, may be granted by the Stockholder Representative (as defined in Section 9.13)),
                                                            ------------
which consent shall not be unreasonably withheld or delayed.

          IX.3.3 In the event that the Indemnifying Party does elect to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, provided that the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party (which, in the case of the Stockholders, may be granted by the Stockholder Representative (as defined in
Section 9.13)), which consent shall not be unreasonably withheld or delayed.
------------
Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or (iii) such settlement includes a written admission of guilt. The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim (A) to the extent that claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party or (B) in a proceeding to which the Indemnifying Party is also a party and the Indemnified Party determines in good faith that joint representation would be inappropriate (and in each case the cost of such defense shall constitute an amount for which the Indemnified Party is entitled to indemnification hereunder). If an offer is made to settle a Third Party Claim which all parties to such Third Party Claim (including the Indemnifying Party) are prepared to settle and which offer the Indemnifying Party is permitted to settle under this
Section 9.3.3 only upon the prior written consent of the Indemnified Party, the
-------------
Indemnifying Party will give prompt written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within thirty (30) calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party through the end of such thirty (30) day period.

           IX.3.4 Any judgment entered, order issued or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

      IX.4 Direct Claims. It is the intent of the parties hereto that all direct
           -------------
claims by an Indemnified Party against a party hereto not arising out of Third Party Claims shall be subject to and benefit from the terms of this Article IX.
                                                                    ----------
Any claim under this Article IX by an Indemnified Party for indemnification
                     ----------
other than indemnification against a Third Party Claim, (a "DIRECT CLAIM")
will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, together with a statement of any available information regarding such claim, and the Indemnifying Party will have a period of thirty (30) calendar days within which to satisfy such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party under this Article IX.
                                    ----------

      IX.5 Failure to Give Timely Notice.  A failure by an Indemnified Party to
           -----------------------------
give timely, complete or accurate notice as provided in Section 9.3 or 9.4 will
                                                        -----------    ---
not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under any applicable insurance coverage, or deprived of its right to assert any claim because of expiration of the applicable statute of limitations, or was otherwise directly and materially damaged as a result of such failure to give timely notice.

     IX.6  Reduction of Loss.  To the extent any Loss of an Indemnified Party is
           -----------------
reduced by receipt of payment (i) under insurance policies (net of any retroactive adjustment or other reimbursement to the insurer in respect of such payment), (ii) from third parties not affiliated with the Indemnified Party, or
(iii) the amount of any tax benefit to the CenterPoint Indemnified Parties such payments and/or tax benefits (net of the expenses of the recovery thereof) shall be credited against such Loss. The pendency of such payments shall not delay or reduce the obligation of the Indemnifying Party to make payment to the Indemnified Party in respect of such Loss, and the Indemnified Party shall not have any obligation, hereunder or otherwise, to pursue payment under or from any insurer or third party in respect of such Loss. The Indemnified Party shall cooperate, at no expense to the Indemnified Party, in any reasonable efforts of the Indemnifying Party in pursuing such payments, including expressly acknowledging the Indemnifying Party's right and standing to pursue such payments, and the Indemnified Party will use its customary efforts short of litigating with an insurer or third party to collect amounts due from such insurer or third party. If any insurance or third party reimbursement is obtained subsequent to payment by an Indemnifying Party in respect of a Loss, such reimbursement (to the extent of amounts theretofore paid by the Indemnifying Party on account of such Loss) shall be promptly paid over to the Indemnifying Party.

     IX.7  Limitation on Indemnities.
           -------------------------

           IX.7.1  Threshold for the Stockholders.  With respect to
                   ------------------------------
representations and warranties, the Stockholders of any Company shall not have any liability pursuant to Section 9.1(a) hereof unless and until and only to the
                          --------------
extent that the aggregate amount of Losses accrued pursuant to Section 9.1(a)
                                                               -------------
exceeds 1% of the aggregate of the Stockholder's Note and Stock Purchase Consideration for all stockholders or members of such Company; provided, however, that this threshold shall not apply to Losses arising out of breaches of representations or warranties contained in Sections 5.1.1, 5.1.2, 5.2 and
                                              --------------  -----  ---
5.1.8 as it relates to the representation and warranty of the Companies set
-----
forth in Sections 4.8(b) and 4.16, and the Stockholders shall indemnify the
         ---------------     ----
CenterPoint Indemnified Parties for any Losses accruing thereunder in accordance with this Article IX without regard to such threshold.
          ----------

           IX.7.2  Threshold for CenterPoint. With respect to representations
                   -------------------------
and warranties, CenterPoint shall not have any liability to the stockholders or members of any Company pursuant to Section 9.2(a) hereof unless and until and
                                   --------------
only to the extent that the aggregate amount of the Losses accrued pursuant to
Section 9.2(a) exceeds 1% of the aggregate of the Stockholder's Note and Stock
-------------
Purchase Consideration for all stockholders or members of such Company; provided, however, that this threshold shall not apply to Losses arising out of
--------  -------
the breach of representations
or warranties contained in Section 6.2 and CenterPoint shall indemnify the
                           -----------
Stockholder Indemnified Parties from any Losses occurring thereunder in accordance with this Article IX without regard to such threshold.
                     ----------

           IX.7.3  Limitations on Claims Against the Stockholders. Each
                   ----------------------------------------------
Stockholder's liability for misrepresentations and breaches of representations and warranties under Section 9.1(a) with respect to itself and any Company in
                     -------------
which it owns an equity interest shall be limited to 100% of the Stockholder's Note and Stock Purchase Consideration with respect to such Company; provided,
                                                                    --------
however, that such limitations shall not apply to Losses arising out of breaches
-------
of representations or warranties contained in Sections 5.1.1, 5.1.2, 5.2, and
                                              --------------  -----  ---
5.1.8 as it relates to the representation and warranty of the Companies set
-----
forth in Section 4.16, and any Losses accruing thereunder shall not count
         ------------
towards such limitations.

           IX.7.4  Limitation on Claims Against CenterPoint.  The liability of
                   ----------------------------------------
CenterPoint to any Stockholder under Section 9.2(a) shall be limited to 100% of
                                     --------------
the Stockholder's Note and Stock Purchase Consideration payable to all of the stockholders or members of the Company in which such Stockholder previously held an equity interest; provided, however, that this limitation shall not apply to
                    --------  -------
Losses arising out of breaches of representations or warranties in Section 6.2
                                                                   -----------
and any Losses accruing thereunder shall not count towards such limitation.

     IX.8  Survival of Representations, Warranties and Covenants of the
           ------------------------------------------------------------
Stockholders and the Companies; Time Limits on Indemnification Obligations.
--------------------------------------------------------------------------
Notwithstanding any right of CenterPoint to fully investigate the affairs of any of the Companies or the Businesses, and notwithstanding any Knowledge of facts determined or determinable by CenterPoint pursuant to such investigation or right of investigation, CenterPoint has the right to rely fully upon the representations, warranties, covenants and agreements of the Companies and the Stockholders contained in this Agreement or in any certificate delivered pursuant to any of the foregoing. All such representations, warranties, covenants and agreements of the Stockholders and each of the Companies shall survive the execution and delivery of this Agreement and the Closing hereunder; provided, however, (i) that the Stockholders' obligations pursuant to Section
                                                                      -------
9.1, other than those relating to covenants and agreements to be performed by
---
the Stockholders after the Closing, shall expire one (1) year after the Closing, except with respect to obligations arising under or relating to Section 4.16
                                                                ------------
hereof as it relates to federal, state, local and foreign income taxation, which shall survive until the earlier of (A) the expiration of the applicable periods (including any extensions) of the respective statutes of limitation applicable to the payment of the Taxes or (B) the completion of the final audit and determinations by the applicable taxing authority and final disposition of any deficiency resulting therefrom; and (ii) solely to the extent that CenterPoint actually incurs liability under the 1933 Act or the 1934 Act, the obligations under Sections 9.1(c) or (d) above shall survive until the expiration of any
      --------------     ---
applicable statute of limitations with respect to such claims.

     IX.9  Survival of Representations, Warranties and Covenants of CenterPoint;
           ---------------------------------------------------------------------
Time Limits on Indemnification Obligations.   Notwithstanding any right of the
------------------------------------------
Companies or the

Stockholders to fully investigate the affairs of CenterPoint, and notwithstanding any Knowledge of facts determined or determinable by the Companies or the Stockholders pursuant to such investigation or right of investigation, the Companies and the Stockholders have the right to rely fully upon the representations, warranties, covenants and agreements of CenterPoint contained in this Agreement or in any certificate delivered pursuant to any of the foregoing. All representations, warranties, covenants and agreements of CenterPoint shall survive the execution and delivery of this Agreement and the Closing hereunder; provided, however, that CenterPoint' obligations under
                   --------  -------
Section 9.2, other than those relating to covenants and agreements to be
-----------
performed by CenterPoint after the Closing, shall expire one year after Closing, except that, solely to the extent that the Stockholders or Stockholder Indemnified Party actually incur liability under the 1933 Act or the 1934 Act, the obligations under Sections 9.2(c) or (d) above shall survive until the
                      --------------     ---
expiration of any applicable statute of limitations with respect to such claims.

     IX.10 Defense of Claims; Control of Proceedings.  Notwithstanding anything
           -----------------------------------------
in this Agreement to the contrary, to the extent any Loss subject to indemnification hereunder would exceed the Indemnifying Party's indemnity obligations under this Agreement, the Indemnified Party shall be entitled to control the defense of such claim or management of such proceeding with respect to such excess Loss.

     IX.11 Fraud; Exclusive Remedy. The limitations set forth in this Article
           -----------------------                                    -------
IX shall not apply to fraud by any party. In the absence of fraud and
--
notwithstanding any law to the contrary and any rights that would otherwise be available thereunder, the indemnification provisions of this Article IX set
                                                             ----------
forth the sole and exclusive remedy of the CenterPoint Indemnified Parties following the Closing against the Stockholders and of the Stockholder Indemnified Parties following the Closing against CenterPoint and its affiliates with respect to any claim for relief resulting from, arising out of or otherwise by virtue of this Agreement and the transactions contemplated hereby.

     IX.12 Manner of Satisfying Indemnification Obligations.  Subsequent to the
           ------------------------------------------------
Closing, the Stockholders may satisfy their respective obligations, if any, under this Article IX by (i) agreeing to reduce the principal to be paid under
           ----------
the Notes, or (ii) tendering to the CenterPoint Indemnified Parties cash or shares of CenterPoint Common Stock that are then transferable in accordance with
Section 12.2, such shares to be valued at the Market Price. "MARKET PRICE" shall
------------
mean the average closing (last) price for a share of CenterPoint Common Stock (as reported on the exchange or market on which such shares are then listed or traded) for the most recent twenty (20) days that such shares have traded ending on the date two (2) days prior to the date tendered pursuant to clause (ii) of the preceding sentence, or, if such shares are not then listed or traded on an exchange or other market, the fair market value of such shares as determined by an appraiser reasonably agreed to by the parties.

     IX.13 Stockholders' Representative.  Each Stockholder appoints Ben Reppond
           ----------------------------
(the "STOCKHOLDER REPRESENTATIVE") as its agent and representative with full power and authority to agree, contest or settle any claim or dispute affecting any Stockholder made under Articles II or
                           -----------

IX and to otherwise act on behalf of the Stockholders in accordance with the
--
terms of this Agreement including, without limitation, to direct the amount and manner of the payment of the Stockholder's Note and Stock Purchase Consideration; provided, that the Stockholder Representative may be removed and a successor to the Person originally serving as the Stockholder Representative may be designated in a writing signed by a majority in interest of the Stockholders and delivered to CenterPoint in accordance with Section 15.2.
                                                             ------------


                                   ARTICLE X

                               CLOSING CONDITIONS

     X.1  Conditions to Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          (a) the Underwriting Agreement related to the IPO shall have been executed and the closing of the sale of CenterPoint Common Stock to the Underwriters pursuant thereto shall have occurred simultaneously with the Closing hereunder;

          (b) the closings of the transactions contemplated under each of the Other Agreements shall have occurred simultaneously with the Closing hereunder, unless terminated in accordance with Section 7.3 of the
                                                     -----------
     applicable Other Agreement;

          (c) the Registration Statements shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

          (d) no preliminary or permanent injunction or other order or decree shall be pending or issued by any federal or state court which seeks to prevent or prevents the consummation of the IPO, the Merger or any of the Other Mergers shall have been issued and remain in effect;

          (e) the minimum price condition set forth on Schedule 2.1(d) shall
                                                       ---------------
     have been satisfied.

          (f) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or any of the Other Mergers or make the consummation of the Merger or any of the Other Mergers illegal;

          (g) all material governmental and third party waivers, consents and approvals required for the consummation of the Merger or any of the Other Mergers and the transactions contemplated hereby and by the Other Agreements (including, without limitation, any consents listed on Schedules
                                                                       ---------
     4.3.2 or 4.12) shall have been obtained and be in effect;
     -----    ----

          (h) No action, suit or proceeding with respect to the Merger has been filed or threatened by a third party and remains threatened or remains pending before any court, Governmental Authority or regulatory Person;

          (i) This Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the Stockholders in the manner required by any applicable Law and the Company's Organizational Documents; and

          (j) CenterPoint shall have entered into one or more credit facilities providing for aggregate commitments of not less than $75 million.

     X.2  Conditions to Obligation of the Stockholders and the Companies to
          -----------------------------------------------------------------
Effect the Merger.  Unless waived by the Companies, the obligation of the
-----------------
Stockholders and the Companies to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

          (a) CenterPoint, Mergersub and each of the Founding Companies shall have performed in all material respects their agreements contained in this Agreement and each Other Agreement required to be performed on or prior to the Closing Date and the representations and warranties of CenterPoint contained in this Agreement and each Other Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and the Companies shall have received a certificate of the Chief Executive Officer or President of CenterPoint to that effect;

          (b) no Governmental Authority shall have promulgated or formally proposed any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to the Stockholders of the Merger;

          (c) the Companies shall have received an opinion from Katten Muchin & Zavis, dated as of the Closing Date, containing the substantive opinions set forth in Exhibit 10.2(c), the final form of such opinion to be in form
                  ---------------
     and substance reasonably acceptable to the Companies and Stockholders;

          (d) Each of Ben Reppond, Louis Baransky and Scott Perry shall have been afforded the opportunity to enter into an employment agreement (the " EMPLOYMENT

     AGREEMENT") with one of the Companies substantially in the form attached hereto as Exhibit 10.2(d);
               ---------------

          (e) CenterPoint shall have delivered to the Companies and the Stockholders a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State, showing that CenterPoint is in good standing;

          (f) each of the Stockholders, the partners, the members and the stockholders, partners and members of the Founding Companies who are to receive shares of CenterPoint Common Stock pursuant to the Other Agreements, and the other stockholders of CenterPoint other than those acquiring stock in the IPO shall have entered into an agreement (the " STOCKHOLDERS AGREEMENT") substantially in the form attached hereto as
     Exhibit 10.2(f);
     ---------------

          (g) all conditions to the Mergers of the Founding Companies, on substantially the same terms as provided herein, shall have been satisfied or waived by the applicable party and the Companies; and

          (h) the Companies shall have received an opinion of Katten Muchin & Zavis, dated as of the Closing Date and based upon certain factual representations and assumptions that for federal income tax purposes there will be no gain or loss recognized with respect to the CenterPoint Common Stock received for their Company Equity in the Merger pursuant to Section 351 of the Code, the final form of such opinion to be in form and substance reasonably acceptable to the Companies and the Stockholders.

          (i) Driver shall have signed and delivered to the Stockholders the Letter Agreement between the Stockholders and Driver substantially in the form attached hereto as Exhibit 10.2(i).
                             ---------------

     X.3  Conditions to Obligation of CenterPoint to Effect the Merger.  Unless
          ------------------------------------------------------------
waived by CenterPoint, the obligation of CenterPoint and Mergersub to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the additional following conditions:

          (a) each of the Companies shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of each of the Companies contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and CenterPoint and the Underwriters shall have received a Certificate of the Chief Executive Officer or President of each of the Companies to that effect;

          (b) the Stockholders shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and CenterPoint and the Underwriters shall have received a Certificate of each Stockholder to that effect;

          (c) CenterPoint and the Underwriters shall have received an opinion from Orrick, Herrington & Sutcliffe, LLP and/or Pete Lewicki, counsel to each of the Companies, dated the Closing Date, in the form attached hereto as Exhibit 10.3(c), the final form of such opinion to be in form and
        ---------------
     substance reasonably acceptable to the Underwriters and CenterPoint;

          (d) each of Ben Reppond, Louis Baransky and Scott Perry shall have executed and delivered the Employment Agreement referred to in Section
                                                                     -------
     10.2(d);
     -------

          (e) CenterPoint and the Underwriters shall have received "Comfort" letters in customary form from each of the Companies' independent public accountants, dated the effective date of the Form S-1 and the Closing Date (or such other date reasonably acceptable to CenterPoint), with respect to certain financial statements and other financial information included in the Form S-1 and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income;

          (f) each of the Companies shall have delivered to CenterPoint and the Underwriters a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the appropriate Governmental Authority in the state of organization of each Company, unless waived by CenterPoint, in each state in which each Company is authorized to do business, showing such Company (as applicable) is in good standing, authorized to do business and/or in compliance with all laws and regulations, whichever is applicable;

          (g) no Governmental Authority shall have promulgated or formally proposed any statute, rule, regulation or bulletin, or otherwise promulgated a policy pursuant to its authority under any statute, which, when taken together with all such promulgations, would materially impair the value to CenterPoint of the Merger;

          (h) the Stockholders shall have executed the Stockholders Agreement;

          (i) the Stockholders shall have delivered to CenterPoint an instrument in the form attached hereto as Exhibit 10.3(i), dated the Closing Date,
                                    ---------------
     releasing their respective

     Companies from any and all claims of the Stockholders against the Companies and obligations of the Companies to the Stockholders;

          (j) Reserved;

          (k) each of the Companies and the Stockholders, as applicable, shall have terminated or have caused the termination of any voting trusts, proxies or other agreements or understandings to which any such Company or any Stockholder is a party or is bound with respect to any shares of capital stock or other equity interests of such Company and shall have provided CenterPoint evidence of such termination that is acceptable to CenterPoint's counsel;

          (l) to the extent any of the Companies' contracts and agreements with insurance carriers, referring agents and insurance producers (collectively referred to as "INSURANCE ENTITIES") will be terminated as a result of this Agreement or the transactions contemplated herein, each of the Companies shall have: (i) entered into new contracts with each of the Insurance Entities under the same material terms and conditions as the previous contracts and agreements terminated as a result of this Agreement or the transactions contemplated herein; or (ii) obtained amendments or waivers of the contracts and agreement with each of Insurance Entities such that the contracts and agreements will not terminate as a result of this Agreement or the transactions contemplated herein, provided that such amendments or waivers do not modify the material terms of such contracts or agreements, except where the failure to have entered into such contracts or to have obtained such amendments or waiver would not have a Company Material Adverse Effect;

          (m) each of the Companies has provided to CenterPoint certified copies of all licenses and registrations necessary for such Company to conduct their Business, and each of the Companies has modified or amended the information given the relevant Government Authorities in obtaining such licenses and registrations necessary to prevent this Agreement or the transactions contemplated herein from canceling or terminating such licenses and registrations;

          (n) the Company shall have presented evidence satisfactory to CenterPoint of its compliance with the provisions of Section 7.1.3 hereof;
                                                          -------------

          (o) the Stockholders and/or the Companies shall have delivered to CenterPoint a payoff letter including a statement of per diem interest amounts and other applicable release documents from all such lenders or creditors regarding the payment in full of such indebtedness (which will be paid in accordance with Schedule 7.1.3(a) at Closing) in each case in form
                             -----------------
     and substance satisfactory to CenterPoint (including, without limitation, applicable UCC-3 termination statements); and

          (p) the secretary of the Companies shall have delivered certified copies of the resolutions of the board of directors and shareholders of the Company approving execution and delivery of this Agreement, the Merger and the other actions, agreements and documents necessary or desirable to complete the transactions contemplated herein.


                                   ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

     XI.1  Termination.  This Agreement may be terminated at any time prior to
           -----------
the Closing Date:

           (a)  pursuant to Section 7.3;
                            -----------

           (b)  by all of the Companies,

                (i) if the Merger is not completed by August 31, 1999 other than on account of delay or default on the part of any of the Companies or the Stockholders or any of their affiliates or associates;

                (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of each of the Companies or any of the Stockholders or any of their affiliates or associates;

                (iii) if CenterPoint (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to CenterPoint; or

           (c)  CenterPoint,

                (i) if the Merger is not completed by August 31, 1999 other than on account of delay or default on the part of CenterPoint or any of its stockholders or any of their affiliates or associates;

                (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of CenterPoint or any of its stockholders or any of their affiliates or associates;

                (iii) if any Company (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to such Company by CenterPoint;

                (iv) if any Stockholder (A) fails to perform in any material respect any of such Stockholder's material covenants in this Agreement and (B) do not cure such default in all material respects within thirty (30) days after written notice of such default is given to the Stockholder Representative by CenterPoint; or

          (d) by mutual consent of all of the Boards of Directors of the Companies and CenterPoint.

     XI.2   Effect of Termination.  In the event of termination of this
            ---------------------
Agreement by either CenterPoint or the Companies, as provided in Section 11.1,
                                                                 ------------
this Agreement shall forthwith become void and there shall be no further obligation on the part of the Companies, the Stockholders, CenterPoint, Mergersub or their respective officers or directors (except the obligations set forth in this Section 11.2 and in Sections 8.1, 8.3, 8.5 and Article IX, all of
              ------------        ------------  ---  ---     ----------
which shall survive the termination). Nothing in this Section 11.2 shall relieve
                                                      ------------
any party from liability for any breach of this Agreement.

     XI.3   Amendment.  This Agreement may not be amended except by action taken
            ---------
by the Boards of Directors of CenterPoint and the Company or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law; provided that no waiver of any restriction set forth in Article XII shall be of any effect
                                          -----------
unless consented to by a majority of the members of CenterPoint's Board of Directors who do not at the time of such proposed waiver hold Restricted Shares within the meaning of this Agreement, any Other Agreement or the Stockholder Agreement.

     XI.4   Waiver.  At any time prior to the Closing Date, the parties hereto
            ------
may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XII

                             TRANSFER RESTRICTIONS

     XII.1  Transfer Restrictions, Generally. Except as provided in Section
            --------------------------------                        -------
12.2, for a period of forty-two (42) months from the Closing, the Stockholders
----
shall not (a) sell, assign, exchange, transfer, distribute or otherwise dispose of, in whole or in part, (i) any shares of CenterPoint Common Stock received by the Stockholders in the Merger (the "RESTRICTED SHARES"), or (ii) any interest (including, without limitation, an option to buy or sell) in any Restricted Shares; or (b) engage in any transaction, whether or not with respect to any Restricted Shares or any interest therein, the intent or effect of which is to reduce the risk of owning Restricted Shares (including, without limitation, engaging in put, call, short-sale, derivative, straddle or similar market transactions).

     XII.2  Released Restrictions. Effective eighteen (18) months following the
            ---------------------
Closing and every six (6) months thereafter, until all of such Stockholder's Restricted Shares shall have been released from such restrictions, 20% of the original number of Restricted Shares of each Stockholder shall no longer be subject to the restrictions set forth in Section 12.1 and shall no longer be
                                         ------------
deemed Restricted Shares for any purposes of this Agreement; provided that if a Stockholder's employment with CenterPoint or its subsidiaries is terminated within thirty (30) months of the Closing other than through death, disability, retirement, without Cause or within sixty (60) days of a Constructive Termination (as defined in such Stockholder's employment agreement with the relevant Company dated the Closing Date) or due to circumstances approved by the Board of Directors or Managers, as the case may be, of the relevant Company or approved by CenterPoint's Chief Executive Officer, the Restricted Shares held by such Stockholder shall remain subject to the restrictions set forth in Section
                                                                       -------
12.1 until the fifth anniversary of the Closing Date.  Notwithstanding the
----
foregoing, a Stockholder may (x) at any time pledge or encumber all or part of such Stockholder's Restricted Shares, provided that the pledgee or secured party agrees in writing to be bound by the provisions contained in Article XII, (y) at
                                                             -----------
any time transfer all or part of such Stockholder's Restricted Shares to another Stockholder or to an immediately family member (or trust or other estate planning Person), provided that any such Stockholder, family member or other Person agrees in writing to be bound by the provisions contained in Article XII,
                                                                    -----------
and (z) transfer or cause to be transferred such Stockholder's Restricted Shares
upon such Stockholder's disability or death.   As used in this Section 12.2, the
                                                               ------------
terms "disability" and "retirement" shall have the meaning ascribed to them in CenterPoint's Employee Incentive Compensation Plan. No attempted transfer of any nature whatsoever that is in violation of this Section shall be treated as effective for any purpose.

     XII.3  Legend. The certificates evidencing the CenterPoint Common Stock
            ------
delivered to the Stockholders pursuant to Article II of this Agreement shall
                                          ----------
bear a legend substantially in the form set forth below and containing such other information as CenterPoint may deem necessary or appropriate:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE DISPOSITION THEREOF ARE SUBJECT TO THE TERMS OF A MERGER AGREEMENT DATED MARCH 31, 1999. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND MAY BE INSPECTED BY THE REGISTERED OWNER OF THIS CERTIFICATE OR A DULY AUTHORIZED REPRESENTATIVE OF SUCH OWNER UPON REQUEST DURING NORMAL BUSINESS HOURS.

     Upon request from any Stockholder (or a permitted transferee) following the expiration of either all or a part of the restrictions on the transfer of CenterPoint Common Stock set forth in this Article XII, CenterPoint shall
                                           -----------
immediately notify its transfer agent that the applicable shares of CenterPoint Common Stock are no longer restricted shares and shall direct the transfer agent to reissue certificates of CenterPoint Common Stock which do not contain a restrictive legend in place of the applicable restricted share certificates. In the event a Stockholder's request to remove the restrictive legend coincides with his request to sell the CenterPoint Common Stock, CenterPoint shall take such actions as are required by its transfer agent to allow the transfer agent to transfer the unrestricted CenterPoint Common Stock free of any restrictive legend.


                                  ARTICLE XII

                                 NONCOMPETITION

     XIII.1 Stockholder Prohibited Activities. Each Stockholder agrees severally
            ---------------------------------
and not jointly, that such Stockholder will not, for a period of three (3) years following the Closing Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other Person:

            (a) engage, directly or indirectly, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative in, or otherwise own, operate, manage, control, engage in, participate in, act as a representative, agent, consultant or advisor to, or render services for (alone or in association with any person, firm corporation or other entity, including through agents, brokers or surplus line brokers), any business selling or providing insurance or other related services in direct competition with the Companies, within any business market where the Companies conducted or conducts business at any time prior to termination.

            (b) sell or provide, directly or indirectly, any insurance or other related services of a type or nature similar to those sold or provided by any of the Companies, or solicit for the purpose of selling or providing any such services to, or otherwise accept commissions from, any Person that was a customer of the Companies or any affiliate thereof (including any agents or brokers that produce insurance through any of the Companies or any affiliate or subsidiary thereof) at any time during the preceding one-year period or that was known by the Stockholder to have been actively solicited by any of the Companies to become a customer at any time during such period;

            (c) call upon any Person who is, at that time within the Territory an employee of CenterPoint (including the subsidiaries and affiliates thereof) for the purpose or with the intent of enticing such employee away from or out of the employ of CenterPoint (including the subsidiaries and affiliates thereof), or hire such Person;

            (d) enter into, or call upon or request non-public information for the purpose of entering into, an Acquisition Transaction (as hereinafter defined) with any Person with respect to which CenterPoint or any subsidiary or affiliate thereof has made an offer or proposal for, or entered into discussions or negotiations for, or evaluated with the intent of making a proposal for, an Acquisition Transaction, within the preceding one-year period; and

            (e) disclose the identity of (i) any agents, brokers or surplus lines brokers that produce insurance through any of the Companies or a subsidiary or affiliate thereof or (ii) any Policyholder or Prospective Policyholder, to any person, firm, corporation, association or other entity, for any reason or purpose whatsoever.

     For purposes of this Agreement, an "ACQUISITION TRANSACTION" means a merger, consolidation, purchase of material assets, purchase of a material equity interest, tender offer, recapitalization, accumulation of shares, proxy solicitation or other business combination. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Stockholder from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter so long as the Stockholder does not consult with or is not employed by such competitor. For the purpose of this Agreement, "POLICYHOLDER" means any person, firm, corporation or entity that was issued any insurance policy by CenterPoint or the Companies, or an agent, broker, or surplus line broker which or who placed such insurance coverage through CenterPoint or any subsidiary or affiliate thereof. For the purpose of this Agreement, "Prospective Policyholder" means any person, firm, corporation or entity contacted or solicited by CenterPoint or any subsidiary or affiliate thereof, or an agent, broker or surplus line broker which or who places insurance through CenterPoint or any subsidiary or affiliate thereof (whether directly or indirectly) or who contacted CenterPoint or any subsidiary or affiliate thereof, or an agent or broker which places insurance through CenterPoint or any subsidiary or affiliate thereof (whether directly or indirectly) for the purpose of having such persons, firms, corporations or entities become policyholders of CenterPoint or any subsidiary or affiliate thereof.

     XIII.2 CenterPoint Non-Solicitation. CenterPoint will not, for a period of
            ----------------------------
two (2) years following the date hereof, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other Person, solicit to employ any Person who is an employee of any of the Companies (and with whom CenterPoint had contact or with which such employee was specifically identified to CenterPoint during its due diligence investigation of the Companies) for the purpose or with the intent of enticing such employee away from or out of the employee of any of the Companies or hire such Person.

     XIII.3 Damages.  Because of the difficulty of measuring economic losses to
            -------
CenterPoint or the Companies as a result of a breach of the covenants in Section
                                                                         -------
13.1 or 13.2, and because of the immediate and irreparable damage that could be
----    ----
caused to CenterPoint or the Companies, respectively, for which it would have no other adequate remedy, each party agrees that the foregoing covenants may be enforced by CenterPoint or the applicable Company, as the case may be, in the event of breach by the other party, by injunctions and restraining orders.

     XIII.4 Reasonable Restraint.  It is agreed by the parties hereto that the
            --------------------
foregoing covenants in Section 13.1 impose a reasonable restraint on the
                       ------------
Stockholders in light of the activities and business of CenterPoint (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of CenterPoint; but it is also the intent of CenterPoint and the Stockholders that such covenants be construed and enforced in accordance with the changing activities and business of CenterPoint (including the subsidiaries thereof) throughout the term of this covenant.

     It is further agreed by the parties hereto that, in the event that any Stockholder who has entered into an employment agreement, incentive compensation agreement or other similar agreement with CenterPoint and/or any subsidiary thereof as set forth herein shall thereafter cease to be employed thereunder, and such Stockholder shall enter into a business or pursue other activities not in violation of Section 13.1 or of such Stockholder's obligations under Section
                ------------                                            -------
13.1, such Stockholder shall not be chargeable with a violation of Section 13.1
----                                                               ------------
if CenterPoint and/or any subsidiary thereof shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

     XIII.5 Severability; Reformation.  The covenants in Section 13.1 are
            -------------------------                    ------------
severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     XIII.6    Independent Covenant. All of the covenants in this Article XIII
               --------------------                               ------------
shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against CenterPoint (including the subsidiaries thereof or of CenterPoint against any Company), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by CenterPoint or such Company of such covenants. It is specifically agreed that the period of three (3) years stated at the beginning of this Article XIII, during which the agreements and
                                ------------
covenants of each Stockholder made in this Article XIII shall be effective,
                                           ------------
shall be computed by excluding from such computation any time during which such Stockholder is in violation of any provision of this Article XIII. In all events
                                                     ------------
CenterPoint shall initiate proceedings to enforce this Article XIII within four
                                                       ------------
(4) years of the Closing Date. The covenants contained in this Article XIII
                                                               ------------
shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

     XIII.7    Materiality. Each of the Companies and the Stockholders hereby
               -----------
agree that this covenant is a material and substantial part of this transaction.


                                  ARTICLE XIV

                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     XIV.1     Stockholders' Covenant. The Stockholders recognize and
               ----------------------
acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the Companies, the Founding Companies and/or CenterPoint, such as strategic plans, systems, operational policies, marketing plans, relationships with policyholders, sales and marketing techniques, customer lists and potential customer lists, expiration data and pricing and cost policies that are valuable, special and unique assets of each of the Companies', the Founding Companies' and/or CenterPoint's respective businesses. The Stockholders agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except

               (a)  to authorized representatives of CenterPoint,

               (b) following the Closing, such information may be disclosed by the Stockholders as is required in the course of performing their duties to CenterPoint, and

               (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this
     Section 14.1, unless
     ------------

                    (i) such information becomes known to the public generally through no fault of the Stockholders,

                    (ii) disclosure is required by law or the order of any governmental authority under color of law, provided that prior to disclosing any information pursuant to this clause (ii), the Stockholder shall, if possible, give prior written notice thereof to CenterPoint and provide CenterPoint with the opportunity to contest such disclosure, or

                    (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party.

In the event of a breach or threatened breach by any of the Stockholders of the provisions of this Section 14.1, CenterPoint shall be entitled to an injunction
                   ------------
restraining such Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting CenterPoint from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     XIV.2   Damages. Because of the difficulty of measuring economic losses
             -------
as a result of the breach of the foregoing covenants in Section 14.1, and
                                                        ------------
because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunction and restraining orders.

     XIV.3   Survival. The obligations of the parties under this Article XIV
             --------                                            -----------
shall survive the termination of this Agreement.


                                  ARTICLE XV

                              GENERAL PROVISIONS

     XV.1    Brokers. Each of the Companies and the Stockholders represents
             -------
and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee (except for any fee described in Schedule 15.1)
                                                                  -------------
or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. CenterPoint represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CenterPoint or its stockholders (other than underwriting discounts and commission to be paid in connection with the IPO).

      XV.2   Notices. All notices and other communications hereunder shall be
             -------
in writing and shall be deemed given if delivered personally, sent by nationally recognized overnight delivery service, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section):

               XV.2.1.     If to CenterPoint or Mergersub, to:

                         CenterPoint Advisors, Inc.
                         225 West Washington Street
                         16th Floor
                         Chicago, Illinois  60606
                         Attn: Robert Basten

               with a copy to:

                         Katten Muchin & Zavis
                         525 West Monroe Street
                         Chicago, Illinois  60661-3693
                         Attn:  Howard S. Lanznar, Esq.
                         Facsimile No.: (312) 902-1061

               XV.2.2      If to the Companies, to:

                         The Reppond Company, Inc.
                         10900 Northeast Fourth Street
                         Suite 1200
                         Bellevue, WA 98004
                         Attn:  Ben Reppond
                         Facsimile No.: (425) 974-4404

               with a copy to:

                         Orrick, Herrington & Sutcliffe, LLP
                         400 Sansome Street
                         San Francisco, CA 94111-5759
                         Attn:  Geoffrey P. Leonard, Esq.
                         Facsimile No.: (415) 773-5759

               XV.2.3 If to the Stockholder Representative or the Stockholders, as applicable, addressed to the addresses set forth on Schedule
                                                                     --------
15.2.3, with copies to such counsel as set forth with respect to each
------
Stockholder on such Schedule 15.2.3, as applicable.
                    ---------------

     XV.3.  Interpretation. The table of contents and headings contained in
            --------------
this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "1 herein," "1 hereof" and "1 hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

     XV.4   Certain Definitions. As used in this Agreement, (i) the term "
            -------------------
PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity, firm, association, organization or other business in any form whatsoever or government (whether Federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof), (ii) the term "AFFILIATE" shall have the meaning given for that term in Rule 405 under the Securities Act, and shall include each past and present Affiliate of a Person and the members of such Affiliate's immediate family or their spouses or children and any trust the beneficiaries of which are such individuals or relatives, and (iii) an individual will be deemed to have "KNOWLEDGE" of a particular fact or other matter if: (a) such individual is actually aware of such fact or matter, or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter and a prudent individual would conduct such investigation; a Person, other than an individual, will be deemed to have "KNOWLEDGE" of a particular fact or other matter if any Person who is a partner, member or shareholder of such Person or who is otherwise serving, or who has served, as a director, officer or trustee (or any capacity) of such Person has, or at any time had, knowledge of such fact or other matter.

     XV.5   Entire Agreement; Assignment.  This Agreement (including the
            ----------------------------
documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof including, without limitation, the Letter of Intent dated December 28, 1998 and (b) shall not be assigned by operation of law or otherwise, except that CenterPoint may assign this Agreement to any wholly-owned subsidiary of CenterPoint.

     XV.6   Applicable Law.  This Agreement shall be governed in all respects,
            --------------
including validity, interpretation and effect, by the laws of the State of Illinois applicable to contracts executed and to be performed wholly within such state, without giving effect to its choice of law rules.

     XV.7   Counterparts.  This Agreement may be executed via facsimile or
            ------------
otherwise in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     XV.8   Parties in Interest.  This Agreement shall be binding upon and inure
            -------------------
solely to the benefit of each party hereto, and their respective successors, permitted assigns, heirs, legal representatives and executors and except as expressly set forth in herein, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                             *         *         *
                             ---------------------

                 [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.

                              CENTERPOINT ADVISORS, INC.


                              By:  /s/ Robert C. Basten
                                   ---------------------------------------

                              Name: Robert C. Basten
                                    ---------------------------------------

                              Its:  President and Chief Executive Officer
                                    ---------------------------------------

                              REPPOND MERGERSUB INC.


                              By:   /s/ Robert C. Basten
                                    ---------------------------------------

                              Name: Robert C. Basten
                                    --------------------------------------

                              Its:  President
                                    ---------------------------------------


                              RA MERGERSUB LLC


                              By:  /s/ Robert C. Basten
                                   ----------------------------------------

                              Name: Robert C. Basten
                                    ---------------------------------------
                              Its:  President
                                    ---------------------------------------


                              VERASOURCE MERGERSUB INC.


                              By:  /s/ Robert C. Basten
                                   ----------------------------------------

                              Name: Robert C. Basten
                                    ---------------------------------------

                              Its:  President
                                    ---------------------------------------

                              THE REPPOND COMPANY, INC.


                              By:  /s/ Ben W. Reppond
                                   --------------------------------------

                              Name: Ben W. Reppond
                                    ------------------------------------

                              Its:  President
                                    ------------------------------------


                              REPPOND ADMINISTRATORS, L.L.C.

                              By:  /s/ Ben W. Reppond
                                   --------------------------------------

                              Name: Ben W. Reppond
                                    -----------------------------------
                              Its:  Member
                                    ------------------------------------


                              VERASOURCE EXCESS RISK LTD.


                              By:  /s/ Ben W. Reppond
                                   --------------------------------------

                              Name: Ben W. Reppond
                                    -----------------------------------
                              Its:  President
                                    -----------------------------------

                              STOCKHOLDERS

                              /s/ Ben W. Reppond
                              --------------------------------------
                              Ben W. Reppond

                              /s/ Deborah Reppond
                              --------------------------------------
                              Deborah Reppond

                              /s/ Louis R. Baransky
                              --------------------------------------
                              Louis R. Baransky

                              /s/ Scott D. Perry
                              --------------------------------------
                              Scott D. Perry

                                 SCHEDULE 2.3
                                 ------------

                            REDUCTIONS IN THE NOTES
                            -----------------------

If the Companies' average annual EBITDA (as calculated in accordance with
Section 2.4. 1, for the three years ending on the third anniversary of the last
--------------
day of the month in which the Closing falls is less than $1,770,000 (the "Pro Forma EBITDA"), a reduction shall be made in the aggregate principal balance of the Notes on a dollar for dollar basis in an amount equal to six times the amount of the shortfall. As it relates to the contents of this Schedule 2.3, in
                                                               ------------
no event shall the reduction of the principal amount of the Notes exceed $1,000,000 in the aggregate for the Notes.

If Ben Reppond is terminated from his employment with Reppond within one year after the Closing, there will be no reduction in the principal balance of the Notes. If Ben Reppond is terminated from his employment with Reppond more than one year after the Closing but before the third anniversary of the Closing, Pro Forma EBITDA will be calculated for the period beginning after the Closing and ending upon the termination date.

                                 SCHEDULE 2.4

              PROCEDURES FOR DETERMINATION OF CONTINGENT PAYMENT
              --------------------------------------------------


1.   Financial Statements and Contingent Payment Report. As promptly as
     --------------------------------------------------
practicable, but no later than the Annual Determination Date (as hereafter defined), CenterPoint shall prepare and deliver to the Stockholder Representative, as representative for the former holders of the Company Equity,
(i) a copy of the financial statements for the EB Operations and the Companies for the applicable twelve month period (the "Financial Statements"), and (ii) a contingent payment report (the "Contingent Payment Report"), together with supporting documentation with respect thereto, for the purpose of determining the amount of the Net Value Contingent Payment or the Earn-Out Contingent Payments, if any. The Financial Statements and the Contingent Payment Report shall be prepared by the independent certified public accountants of CenterPoint in accordance with GAAP. As used herein, the "Annual Determination Date" shall be on or before the date that is 60 days after the end of the applicable period, with respect to each Contingent Payment Report.

2.   Dispute Notice. The Stockholder Representative shall have 30 days from the
     --------------
date on which the Financial Statements and Contingent Payment Report are delivered to it to review such documents (the "Review Period"). The
Stockholder Representative and its auditors shall be provided with full access to the work papers of the CenterPoint auditor and reasonable access to the accounting personnel of CenterPoint and its subsidiaries in connection with such review. If the Stockholder Representative shall have any objections to the Contingent Payment Report, on or prior to the last day of the Review Period, it will deliver a written notice to CenterPoint describing in reasonable detail its objections and the basis for such objections (the "Dispute Notice"). The
Dispute Notice shall set forth the Stockholder Representative's position as to the disputed items on the Contingent Payment Report. The Stockholder Representative may deliver to CenterPoint at any time a notice accepting the Contingent Payment Report without objection.

3.   Resolution by Independent Accountant. The Stockholder Representative and
     ------------------------------------
CenterPoint will use their reasonable best efforts to resolve any objection raised in a Dispute Notice and agree upon the resolution of such objections. If a final resolution is not obtained within 14 days after CenterPoint has received the Dispute Notice, then the dispute shall be submitted to an independent accounting firm to be agreed between the parties (hereinafter referred to as the "Independent Accountant") to resolve any remaining such objections. The Independent Accountant shall conduct such review of the Financial Statements, the Contingent Payment Report, the Dispute Notice, any related work papers of the CenterPoint auditors and any supporting documentations as CenterPoint or the Stockholder Representative request or the Independent Accountant in its sole discretion deems necessary, and the Independent Accountant shall conduct such hearings, receive such written briefs or hear such presentations by the parties as the Independent Accountant in its sole discretion deems necessary. CenterPoint on the one hand, and the Stockholder (from the proceeds of the Net Value Contingent Payment or the Earn-Out Contingent Payment, as applicable), on the other hand, shall share equally in the payment of all fees of the Independent Accountant incurred in the resolution of such objections.

4.   The Adjustment Report. The Independent Accountant shall, as promptly as
     ---------------------
practicable and in no event later than 30 days following the completions of testimony and submission of evidence, deliver to CenterPoint and the Stockholder Representative a report (the "Adjustment Report"), in which the Independent Accountant shall, after considering all matters set forth in the Dispute Notice and consideration of any objections thereto, determine what adjustments, if any, should be made to the Contingent Payment Report and the amounts to be paid in respect of a Contingent Payment. The Adjustment Report shall set forth, in reasonable detail, the Independent Accountant's determination with respect to each of the disputed items or amounts specified in the Dispute Notice, and the revisions, if any, to be made to the Contingent Payment Report, together with supporting calculations. The Adjustment Report shall be final and binding upon CenterPoint, the Companies and the Stockholders, and shall be deemed a final arbitration award that is enforceable pursuant to the terms of the Federal Arbitration Act, 9 U.S.C. (S)(S)1 et seq.
                                  -- ---

5.   Resolution by the Parties. If Centerpoint and the Stockholder
     -------------------------
Representative resolve all objections raised by the Stockholder Representative in the Dispute Notice without resort to the Independent Accountant, CenterPoint and the Stockholder Representative will, within five days of such resolution, mutually cause the Contingent Payment Report to be revised as appropriate to reflect such resolution, mutually cause the Contingent Payment Report to be revised as appropriate to reflect such resolution. Such revised Contingent Payment Report (or the draft Contingent Payment Report prepared by the CenterPoint, if the Stockholder Representative does not object thereto) shall constitute the final Contingent Payment Report and shall be final and binding upon CenterPoint, the Company and the Former Stockholders.

6.   Contingent Payment Report.
     -------------------------

6.1  Operations of the Company; Adjustment. "Net Value" calculated pursuant
     -------------------------------------
     to Section 2.4.1 and the Earn-Out Contingent Payments calculated pursuant
        -------------
     to Section 2.4.3(a) through (e) shall be reduced by the amount of
        ----------------         ---
     interest income that could have been earned on monies either distributed to CenterPoint or transferred from the EB Operations or the Companies to another entity. Such distributions and transfers should be accounted for and shall bear interest at the rate of 7% compounded annually from the date of such distribution or transfer.

7.   Payment. The Net Value Contingent Payment, if any, will be in the form of
     -------
cash and will be payable on the date that is 15 months after the end of the Calculation Period (the "Payment Date"), with interest accruing at 7.0% per annum from the date that is 12 months prior to the Payment Date. The Earn-out Contingent Payments shall be payable within three months after the end of the relevant twelve month period for the prior year. Notwithstanding the foregoing, if payment of the Net Value Contingent Payment or the Earn-Out Contingent Payment has not occurred by the applicable date (as specified above) based on an unresolved dispute, then the Net Value Contingent Payment or the Earn-Out Contingent Payment, as applicable, shall be paid in cash no later than two business days after the earliest occurrence of one of the following events: (1) acceptance by the Stockholder Representative of the Contingent Payment Report;
(2) the expiration of the Review Period without the filing of any Dispute Notice; (3) the resolution of the Dispute Notice or (4) the delivery of the Adjustment Report.

8.   No Negative Payments. If the amount calculated under Section 2.4.1 or 2.4.3
     --------------------                                 -------          -----
is negative, the payment under such Section shall be zero and the Stockholders shall have no obligation to refund to CenterPoint the amount of such negative calculation expressed as a positive number and such negative number will not be carried forward into subsequent periods.

                                       3